                            ASSET PURCHASE AGREEMENT

                                 By and Between

                          AMERICAN TOWER SYSTEMS, INC.

                                       and

                           SUBURBAN CABLE TV CO. INC.

                                   Dated as of

                                  July 8, 1997

                                TABLE OF CONTENTS

ARTICLE 1  DEFINED TERMS..........................................................................................1

ARTICLE 2  SALE AND PURCHASE OF ASSETS............................................................................1


                  2.1      Agreement to Sell and Buy..............................................................1
                  2.2      Assumption of Liabilities and Obligations..............................................2
                  2.3      Closing; Purchase Price................................................................4
                  2.4      Accounts Receivable....................................................................5

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF SELLER...............................................................6


                  3.1      Organization and Business; Power and Authority; Effect of Transaction..................6
                  3.2      Financial and Other Information........................................................7
                  3.3      Changes in Condition...................................................................7
                  3.4      Materiality............................................................................7
                  3.5      Title to Properties; Leases............................................................7
                  3.6      Compliance with Private Authorizations.................................................8
                  3.7      Compliance with Governmental Authorizations and Applicable Law.........................9
                  3.8      Intangible Assets.....................................................................10
                  3.9      Related Transactions..................................................................10
                  3.10     Insurance.............................................................................10
                  3.11     Tax Matters...........................................................................11
                  3.12     Broker or Finder......................................................................11
                  3.13     Employment Arrangements...............................................................11
                  3.14     Material Agreements...................................................................12
                  3.15     Ordinary Course of Business...........................................................12
                  3.16     Material and Adverse Restrictions.....................................................13
                  3.17     Solvency..............................................................................13
                  3.18     Environmental Matters.................................................................13

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF ATS.................................................................14

                  4.1      Organization and Business; Power and Authority; Effect of Transaction.................14
                  4.2      Broker or Finder......................................................................14
                  4.3      No Legal Action.......................................................................14

ARTICLE 5  COVENANTS.............................................................................................15

                  5.1      Access to Information; Confidentiality................................................15
                  5.2      Agreement to Cooperate................................................................16
                  5.3      Public Announcements..................................................................16
                  5.4      Notification of Certain Matters.......................................................17
                  5.5      No Solicitation.......................................................................17
                  5.6      Conduct of Business by Seller Pending the Closing.....................................17



                  5.7      Preliminary Title Reports.............................................................18
                  5.8      Environmental Site Assessments........................................................19
                  5.9      Resolution of Title and Environmental Disapproved Matters.............................20
                  5.10     Post-Closing Covenants and Agreements of the Parties..................................21

ARTICLE 6  CLOSING CONDITIONS....................................................................................21

                  6.1      Conditions to Obligations of Each Party...............................................21
                  6.2      Conditions to Obligations of ATS......................................................22
                  6.3      Conditions to Obligations of Seller...................................................23

ARTICLE 7  TERMINATION, AMENDMENT AND WAIVER.....................................................................25

                  7.1      Termination...........................................................................25
                  7.2      Effect of Termination.................................................................25

ARTICLE 8  INDEMNIFICATION.......................................................................................26

                  8.1      Survival..............................................................................26
                  8.2      Indemnification.......................................................................26
                  8.3      Limitation of Liability...............................................................27
                  8.4      Notice of Claims......................................................................27
                  8.5      Defense of Third Party Claims.........................................................27
                  8.6      Exclusive Remedy......................................................................28

ARTICLE 9  GENERAL PROVISIONS....................................................................................28

                  9.1      Amendment.............................................................................28
                  9.2      Waiver................................................................................28
                  9.3      Fees, Expenses and Other Payments.....................................................28
                  9.4      Notices...............................................................................28
                  9.5      Specific Performance; Other Rights and Remedies.......................................29
                  9.6      Severability..........................................................................29
                  9.7      Counterparts..........................................................................30
                  9.8      Section Headings......................................................................30
                  9.9      Governing Law.........................................................................30
                  9.10     Further Acts..........................................................................30
                  9.11     Entire Agreement......................................................................30
                  9.12     Assignment............................................................................30
                  9.13     Parties in Interest...................................................................30
                  9.14     Mutual Drafting.......................................................................30

APPENDIX A:                Definitions

SCHEDULES:

         Seller Disclosure Schedule

EXHIBITS:

         EXHIBIT A   Form of Noncompetition Agreement (Section 6.2(j))
         EXHIBIT B-1 Forms of Master Lease and Sublease (Section 6.2(l)) EXHIBIT B-2 Form of License Agreement (section 6.2(l))

                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement (this "Agreement") is dated as of July 8, 1997 by and between American Tower Systems, Inc., a Delaware corporation ("ATS"), and Suburban Cable TV Co. Inc., a Pennsylvania corporation ("Seller").

         WHEREAS, Seller, through its Seller Subsidiaries, owns and leases and operates communication towers and is engaged in the businesses of managing communication sites for third parties, domestic and international satellite transmission, and transmitting non-residential third party point-to-point microwave video and data signals (collectively, the "Seller Business"); and

         WHEREAS, ATS desires to purchase and Seller desires to sell, and to cause the Seller Subsidiaries to sell, the Seller Assets and the Seller Business on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the above premises and the covenants and agreements contained herein, the parties, intending to be legally bound, do hereby covenant and agree as follows:


                                    ARTICLE 1

                                  DEFINED TERMS
                                  -------------

         As used herein, unless the context otherwise requires, the capitalized terms defined in Appendix A shall have the respective meanings set forth therein. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa, and the reference to any gender shall be deemed to include all genders. Unless otherwise defined or the context otherwise clearly requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Seller Disclosure Schedule and each Collateral Document executed or required to be executed pursuant hereto or thereto or otherwise delivered, from time to time, pursuant hereto or thereto. References to "hereof", "herein" or similar terms are intended to refer to the Agreement as a whole and not a particular Section, and references to "this Section" are intended to refer to the entire Section and not a particular subsection thereof. The term "either party" shall, unless the context otherwise requires, refer to Seller and ATS.


                                    ARTICLE 2

                           SALE AND PURCHASE OF ASSETS
                           ---------------------------

         2.1 Agreement to Sell and Buy. Subject to the terms and conditions set forth in this Agreement, Seller hereby agrees to sell, assign, transfer and deliver, and to cause the Seller Subsidiaries to sell, assign, transfer and deliver, to ATS at the Closing, and ATS agrees to purchase at the Closing, the Seller Assets and the Seller Business, free and clear of any Liens of any nature whatsoever except for Permitted Liens. For purposes of this Agreement, the term "Seller Assets" shall mean all of the Assets of Seller and the Seller Subsidiaries, other than the Excluded Assets. For purposes of this Agreement, the term "Excluded Assets" shall mean the following Assets:

                  (i)  all cash and cash equivalents;

                  (ii)  all Accounts Receivable;

                  (iii) all books and records which Seller or any Seller Subsidiary is required by Applicable Law to retain, subject to the right of ATS to have access and to copy for a period of three (3) years from the Closing Date; the records described herein shall further include without limitation all corporate seals, certificates of incorporation, minute books, stock books, Tax Returns or other records having to do with the corporate organization of Seller and the Seller Subsidiaries;

                  (iv) any pension, profit-sharing or employee benefit plans, including any assets in any related trusts;

                  (v) the personal assets of the officers, directors, shareholders and employees of Seller and the Seller Subsidiaries described in Section 2.1 of the Seller Disclosure Schedule;

                  (vi) the assets set forth in Section 2.1 of the Seller Disclosure Schedule; and

                  (vii) any and all products, profits and proceeds of, and including without limitation any Claims with respect to, any of the foregoing.

         2.2      Assumption of Liabilities and Obligations.
                  -----------------------------------------

         (a) At the Closing, ATS shall assume and agree to pay, discharge and perform the following obligations and liabilities (collectively, the "Seller Assumed Obligations"): (i) all of the obligations and liabilities of Seller and the Seller Subsidiaries under the Seller Assumable Agreements, and (ii) all obligations and liabilities of Seller and the Seller Subsidiaries with respect to the ownership and operation of the Seller Assets and the conduct of the Seller Business, on and after the Closing Date; provided, however, that notwithstanding the foregoing, ATS shall not assume and agree to pay, and shall not be obligated with respect to, the Seller Nonassumed Obligations.

         (b) ATS shall not assume or become obligated to perform any debt, liability or obligation of Seller or any of its Subsidiaries relating to any of the following matters (collectively, the "Seller Nonassumed Obligations"):

                  (i) the ownership or operation of the Seller Assets or the conduct of the Seller Business prior to the Closing Date, including without limitation Taxes, unfunded pension costs, any Employment Arrangement (including without limitation any obligation to any Seller Employee for severance benefits, vacation time or sick leave), and any of the following to the extent same arise from Events occurring prior to the Closing Date: products liability, Legal Actions or other Claims, and obligations and liabilities relating to Environmental Law;

                  (ii) any obligations or liabilities under the Seller Assumable Agreements relating to the period prior to the Closing Date;

                  (iii) any insurance policies of Seller or any of the Seller Subsidiaries;

                  (iv) those required to be disclosed in the Seller Disclosure Schedule which are not so disclosed or which, if disclosed, Section 2.2(b)(iv) of the Seller Disclosure Schedule indicates that such obligation or liability will not be assumed;

                  (v) any liability or obligation from or relating to breach of any warranty or any misrepresentation by Seller under this Agreement or of Seller or any of the Seller Subsidiaries under any Collateral Document;

                  (vi) any liability or obligation from or relating to breach or violation of, or failure to perform, any of the obligations, covenants, agreements or undertakings of Seller set forth in this Agreement or of Seller or any of the Seller Subsidiaries set forth in any Collateral Document, including without limitation Article 5 of this Agreement;

                  (vii) any obligation or liability relating to any Excluded Asset;

                  (viii) any obligation or liability with respect to capitalized lease obligations (except as otherwise provided in this Agreement) or Indebtedness for Money Borrowed;

                  (ix) any Taxes, fees, expenses or other amounts required to be paid pursuant to the provisions of this Agreement or any Collateral Document by Seller or any of the Seller Subsidiaries; and

                  (x) any Contract between or among Seller and any Affiliate of Seller, other than those, if any, set forth in Section 2(b)(x) of the Seller Disclosure Schedule.

All Seller Nonassumed Obligations shall remain and be the obligations and liabilities solely of Seller.

         (c) Anything in this Section or elsewhere in this Agreement to the contrary notwithstanding, the term "Seller Nonassumed Obligations" shall not include, and the term "Seller Assumed Obligations" shall include, any liability arising out of the transfer or assignment to ATS of, or the use or enjoyment of the benefits by ATS under, any Contract, Governmental Authorization or Private Authorization the transfer or assignment of which (according to Section 2.2(c) of the Seller Disclosure Schedule) requires the consent of any Authority or other Person (collectively, the "Nonassignable Contracts"), if ATS has, on or prior to the Closing Date, notified Seller in writing (an "Acceptance Notice") that ATS consents to the transfer or assignment of such Nonassignable Contract despite the failure or inability of ATS and Seller to obtain the approval or consent of an Authority or other Person whose approval or consent is required pursuant to the terms of such Nonassignable Contract, or elects to receive the benefits of such Nonassumable Contract, in either of which events, if the approval or consent of an Authority or other Person applicable to transfer of such Nonassignable Contract is required to be obtained as a condition to ATS' obligations at Closing pursuant to the provisions of Section 6.1(a) or 6.2(d), ATS shall be deemed to have waived such condition with respect to such Nonassignable Contract. With respect to any Nonassignable Contract for which the applicable consent of any Authority or other Person is not obtained prior to the Termination Date and for which ATS does not timely deliver an Acceptance Notice as described in the preceding sentence, Seller and ATS shall enter into an agreement (the "Nonassignable Contracts Agreement"), pursuant to which (i) Seller or the applicable Seller Subsidiary will hold and, to the extent hereinafter provided, perform services thereunder for the account of ATS, and remit promptly to ATS all amounts received pursuant to the provisions of, all of the Nonassignable Contracts as to which the required approval or consent to the assignment or transfer of which was not obtained and as to which ATS has not delivered an Acceptance Notice, and (ii) ATS will agree to (A) perform, to the extent the same would not constitute a breach thereof or a constructive assignment thereof without consent (in which event Seller and the applicable Seller Subsidiary shall continue to perform), all services required to be performed under such Nonassignable Contracts, (B) reimburse Seller or the applicable Seller Subsidiary for all costs and expenses reasonably incurred pursuant to the Nonassignable Contracts Agreement and

(C) indemnify and hold harmless Seller and the applicable Seller Subsidiary with respect to all actions taken by ATS thereto and all actions, if any, taken by Seller or the applicable Seller Subsidiary pursuant thereto other than those relating to the bad faith, gross negligence or willful misconduct of Seller or the applicable Seller Subsidiary or its officers, directors, stockholders or employees.

         (d) Notwithstanding anything contained in this Agreement to the contrary, except as set forth in Section 2.2(d) of the Seller Disclosure Schedule, all items of income and expense (including without limitation with respect to rent, utility charges, Pro Ratable Taxes and wages, salaries and accrued but unused vacation of Seller employees) arising from the ownership or operation of the Seller Assets or the conduct of the Seller Business shall be prorated as of 12:01 a.m., Eastern time, on the Closing Date, with Seller entitled to and responsible for any such items on or prior to the Closing Date and ATS entitled to and responsible for any such items relating to any subsequent period. For these purposes, Pro Ratable Taxes attributable to a period that begins before and ends after the Closing Date shall be treated on a "closing of the books" basis as two partial periods, one ending at the close of the Closing Date and the other beginning on the day after the Closing Date, except that Pro Ratable Taxes (such as property Taxes) imposed on a periodic basis shall be allocated on a daily basis. If either party shall have received any such revenues or paid any such expenses or charges which, pursuant to the terms hereof, the other party is entitled to or responsible for, it shall furnish the other party with a detailed statement of any such items as soon as practicable after receipt or payment thereof. The parties shall use their best efforts to agree upon such items and other adjustments prior to the Closing Date and, in any event, except as set forth in Section 2.2(c) of the Seller Disclosure Schedule, within sixty (60) days thereafter. If the parties are unable within such period to agree upon such items and other adjustments, Seller and ATS shall, within the following ten (10) days, jointly designate an independent public accounting firm to be retained to review such items and other adjustments. The fees and other expenses of retaining such independent public accounting firm shall be borne equally by Seller and ATS. Such firm shall report its conclusions as to such items and other adjustments pursuant to this Section and such report shall be conclusive on all parties to this Agreement and not subject to dispute or review. Upon such agreement or determination by such independent accounting firm, Seller or ATS, as the case may be, shall promptly and, in any event, within five (5) business days reimburse the other party for any income received or expenses paid by the other party and not previously reimbursed or any other adjustment required by this Section.

         Nothing contained in this Section 2.2(d) is intended or shall be deemed to amend or modify the indemnification provisions of Article 8 nor to reallocate responsibility for the matters set forth therein.

         2.3 Closing; Purchase Price. The closing of the Transactions (the "Closing") shall take place at Saul, Ewing, Remick & Saul, 3800 Centre Square West, Philadelphia, Pennsylvania 19102, at 10:00 a.m., local time, on the later of (a) October 31, 1997 and (b) the first business day after ten (10) days following the date all authorizations, consents, waivers, orders and approvals (and, in the case of Section 6.2(d), modifications) required to be obtained pursuant to the provisions of Section 6.1(a) and 6.2(d) have been obtained, or such other date, prior to the Termination Date, as the parties may agree (the "Closing Date"). At the Closing, each of the parties shall deliver such warranty deeds, bills of sale, assignments, assumptions of liabilities, opinions and other instruments and documents as are described in this Agreement or as may be otherwise reasonably requested by the parties and their respective counsel. The purchase price for the Seller Assets and the Seller Business (the "Purchase Price") shall be an amount equal to $70,250,000, subject to adjustment as provided in Section 2.2(d) plus an amount equal to the Prepaid Expenses and minus an amount equal to the sum of (a) the Seller Nonassumed Obligations, if any, which ATS agrees to assume, and (b) Prepaid Revenues. The Purchase Price shall be payable by wire transfer of immediately available funds to Seller for the balance of the Purchase Price to such account (or accounts) as Seller shall designate in written instructions to ATS delivered not later than two (2) business days prior to the Closing.

         The parties agree that BIA Consulting, Inc. shall promptly conduct and prior to the Closing complete an appraisal of the Seller Assets which shall be the basis for an allocation schedule (the "Tax Allocation Schedule") pursuant to which the Purchase Price shall be allocated among the Seller Assets. Each of Seller and ATS shall report the purchase and sale of the Seller Assets and the Seller Business and the other Transactions in accordance with the Tax Allocation Schedule for purposes of all federal, state and local Tax Returns and shall not take, and shall cause their respective Affiliates, representatives, successors and assigns not to take, any position on any federal, state or local Tax Return or report, inconsistent with such reporting position. Each of Seller and ATS shall promptly give the other notice of any disallowance of or challenge to such reporting by any Taxing Authority. Notwithstanding the provisions of this Section, the parties to this Agreement will rely solely on their own advisors in determining the tax consequences of the transactions contemplated by this Agreement and each party is not relying, and will not rely, on any representations or assurances of any other party regarding such consequences other than the representations, warranties, covenants and agreements set forth in writing in this Agreement or furnished pursuant to the provisions hereof.

         2.4 Accounts Receivable. At the closing, Seller and its Subsidiaries shall appoint ATS its agent for the purpose of collecting all Accounts Receivable relating to the Seller Business (the "Seller Accounts Receivable"). Seller shall deliver to ATS on or as soon as practicable after the Closing Date a complete and detailed statement showing the name, amount and age of each Accounts Receivable. Subject to and limited by the following, revenues relating to the Seller Accounts Receivable will be for the account of Seller and the Seller Subsidiaries. ATS shall use the same procedures and efforts which it uses with respect to its own accounts receivable to collect the Seller Accounts Receivable for a period of one hundred twenty (120) days after the Closing Date (the "Collection Period"). Any payment received by ATS during the Collection Period from any customer with an account which is a Seller Accounts Receivable shall first be applied in reduction of the Seller Accounts Receivable, unless the customer contests the validity of such application. During the Collection Period, ATS shall furnish Seller with a list of, and pay over to Seller, the amounts collected with respect to the Seller Accounts Receivable on a monthly basis and forward to Seller, promptly upon receipt or delivery, as the case may be, copies of all correspondence relating to the Seller Accounts Receivable. ATS shall provide Seller with a final accounting on or before the fifteenth (15th) day following the end of the Collection Period. Upon the request of either party at and after such time, the parties shall meet to mutually and in good faith analyze any uncollected Seller Accounts Receivable to determine if the same, in their reasonable business judgment, are deemed to be collectable and if ATS desires to retain such Seller Accounts Receivable. As to each such Seller Accounts Receivable, the parties shall negotiate a good faith value of such Seller Accounts Receivable, which ATS shall pay to Seller if ATS, in its sole discretion, chooses to retain such Seller Accounts Receivable. Seller shall retain the right to collect any of the Seller Accounts Receivable as to which the parties are unable to reach agreement as to a good faith value, and ATS agrees to turn over to Seller any payments received against any such Seller Accounts Receivable. ATS shall not be obligated to use any extraordinary efforts to collect any of the Seller Accounts Receivable assigned to it for collection hereunder or to refer any of such Seller Accounts Receivable to a collection agency or to any attorney for collection, and ATS shall not make any such referral or compromise, nor settle or adjust the amount of any such Seller Accounts Receivable, except with the approval of Seller. ATS shall not incur any liability to Seller or any of the Seller Subsidiaries for any uncollected account unless ATS shall have engaged in willful misconduct or gross negligence in the performance of its obligations set forth in this Section. During and after the Collection Period, without specific agreement with ATS to the contrary, neither Seller nor any of its Subsidiaries nor any of its or their agents shall make any direct solicitation of the Seller Accounts Receivable for collection purposes, except for the Seller Accounts Receivable retained by Seller or any of the Seller Subsidiaries after the Collection Period.

                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

         Seller hereby represents, warrants and covenants to, and agrees with, ATS as follows:

         3.1 Organization and Business; Power and Authority; Effect of Transaction.

         (a) Seller and each Seller Subsidiary is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all requisite power and authority (corporate, partnership and other) to own or hold under lease its properties and to conduct its business as now conducted.

         (b) Seller and each Seller Subsidiary has all requisite corporate or partnership, power and authority and has in full force and effect all Governmental Authorizations and Private Authorizations, except for those set forth in Section 3.1(b) of the Seller Disclosure Schedule or those the failure of which to obtain do not and will not have, individually or in the aggregate, any material Adverse effect on Seller or any Seller Subsidiary, necessary to enable it to execute and deliver, and to perform its obligations under, this Agreement and each Collateral Document executed or required to be executed by it pursuant hereto or thereto or to consummate the Transactions; and the execution, delivery and performance of this Agreement and each Collateral Document executed or required to be executed by it and each Seller Subsidiary pursuant hereto or thereto have been duly authorized by all requisite corporate, partnership or other action on the part of Seller and each Seller Subsidiary. This Agreement has been duly executed and delivered by Seller and each Seller Subsidiary and constitutes, and each Collateral Document executed or required to be executed by it pursuant hereto or thereto or to consummate the Transactions when executed and delivered by Seller and each Seller Subsidiary will constitute, legal, valid and binding obligations of Seller and each Seller Subsidiary, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency and similar laws affecting the rights and remedies of creditors and obligations of debtors generally and by general principles of equity.

         (c) Except as set forth in Section 3.1(c) of the Seller Disclosure Schedule, and except for matters which would have no material Adverse effect on Seller or any Seller Subsidiary, neither the execution and delivery by Seller and each Seller Subsidiary of this Agreement or any Collateral Document executed or required to be executed by it pursuant hereto or thereto, nor the consummation by Seller and each Seller Subsidiary of the Transactions, nor compliance with the terms, conditions and provisions hereof or thereof by Seller and each Seller Subsidiary:

                  (i) will conflict with, or result in a breach or violation of, or constitute a default under, any Organic Document of Seller or any Seller Subsidiary or any Applicable Law, or will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any Contractual Obligation of Seller or any Seller Subsidiary, other than those constituting Seller Nonassumed Obligations; or

                  (ii) will require Seller to make or obtain any Governmental Authorization, Governmental Filing or Private Authorization including without limitation under the FCA, except for filings under the Hart-Scott-Rodino Act and the filings described in Section 3.1(c) of the Seller Disclosure Schedule.

         (d) Seller and the Seller Subsidiaries are the only Persons which own or have owned any interest in any of the Seller Assets or any aspect of the Seller Business other than those set forth on Section 3.1(d) of the Seller Disclosure Schedule.

         3.2 Financial and Other Information.. Seller has heretofore furnished to ATS copies of the financial statements of the Seller Business listed in
Section 3.2 of the Seller Disclosure Schedule (the "Seller Financial Statements"). The Seller Financial Statements, including in each case the notes thereto, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except as otherwise noted therein or as set forth in Section 3.2 of the Seller Disclosure Schedule, are true, accurate and complete in all material respects, do not contain any untrue statement of a material fact or omit to state a material fact required by GAAP to be stated therein or necessary in order to make the statements contained therein not misleading, and fairly present the financial condition and the results of operations and cash flow of the Seller Business, on the bases therein stated, as of the respective dates thereof, and for the respective periods covered thereby subject, in the case of unaudited financial statements, to normal nonmaterial year-end audit adjustments and accruals.

         3.3 Changes in Condition. Since the date of the most recent financial statements constituting a part of the Seller Financial Statements, except to the extent specifically described in Section 3.3 of the Seller Disclosure Schedule, there has been no material Adverse change in Seller or any Seller Subsidiary. There is no Event known to Seller which materially Adversely affects, or (so far as Seller can now reasonably foresee) is likely to materially Adversely affect, Seller or any Seller Subsidiary, except to the extent specifically described in
Section 3.3 of the Seller Disclosure Schedule.

         3.4 Materiality. The individual materiality exceptions and qualifications contained herein or in the Seller Disclosure Schedules do not in the aggregate, in the reasonable business judgment of Seller, prevent the Seller Business from operating in the ordinary course or, in the aggregate, Materially Adversely Affect the value of Seller Assets or the Seller Business in the hands of ATS.

         3.5      Title to Properties; Leases.
                  ---------------------------

         (a) Section 3.5(a) of the Seller Disclosure Schedule contains a true, accurate and complete list of all real property owned by Seller or any Seller Subsidiary that is part of the Seller Assets. Seller or the applicable Seller Subsidiary, as the case may be, has good indefeasible, marketable and insurable title to all real property (other than leasehold real property) and good and merchantable title to all other assets (other than real property), tangible and intangible, constituting a part of the Seller Assets, in each case free and clear of all Liens, except (i) Permitted Liens, (ii) Liens set forth on Section 3.5(a) of the Seller Disclosure Schedule and (iii) Approved Title Conditions. Except for financing statements evidencing Liens referred to in the preceding sentence (a true, accurate and complete list of which is set forth in Section 3.5(a) of the Seller Disclosure Schedule), to Seller's knowledge, no financing statements under the Uniform Commercial Code and no other filing which names Seller or any Seller Subsidiary as debtor or which covers or purports to cover any of the Seller Assets is on file in any state or other jurisdiction, and neither Seller nor any Seller Subsidiary has signed or agreed to sign any such financing statement or filing or any agreement authorizing any secured party thereunder to file any such financing statement or filing. To Seller's knowledge, except as disclosed in Section 3.5(a) of the Seller Disclosure Schedule, all improvements on the real property owned or leased by Seller and the Seller Subsidiaries and constituting a part of the Seller Assets are in compliance with applicable zoning, wetlands and land use laws, ordinances and regulations and applicable title covenants, conditions, restrictions and reservations in all respects necessary to conduct the operations as presently conducted, except for any instances of non-compliance which do not and will not in the aggregate have a material Adverse effect on the owner or lessee, as the case may be, of such real property. To Seller's knowledge, except as disclosed in Section 3.5(a) of the Seller Disclosure Statement, all such improvements comply in all material aspects with all Applicable Laws, Governmental Authorizations and Private Authorizations. To Seller's knowledge, except as disclosed in Section 3.5(a) of the Seller Disclosure Statement, all of the transmitting towers, ground radials, guy anchors, transmitting buildings and related improvements located on the real property owned or leased by Seller and the Seller Subsidiaries and constituting a part of the Seller Assets are located entirely on such real property. To Seller's knowledge, there is no pending, threatened or contemplated action to take by eminent domain or otherwise to condemn any part of any real property owned or leased by Seller and the Seller Subsidiaries and constituting a part of the Seller Assets. Except as set forth in Section 3.5(a) of the Seller Disclosure Schedule, such real property (other than land), fixtures, fixed assets and other material items of personal property, including equipment, have, in Seller's reasonable business judgment, been maintained in a manner consistent with sound engineering practice and currently permit the Seller Business to be operated in all material respects in accordance with the terms and conditions of all Applicable Laws, Governmental Authorizations and Private Authorizations.

         (b) Section 3.5(b) of the Seller Disclosure Schedule contains a true, accurate and complete list of all Leases under which any real property used in the Seller Business is leased. Except as otherwise set forth in Schedule 3.5(b) of the Seller Disclosure Schedule, each Lease or other occupancy or other agreement under which Seller and each Seller Subsidiary holds real or personal property constituting a part of the Seller Assets has been duly authorized, executed and delivered by Seller and each Seller Subsidiary and, to Seller's knowledge, each of the other parties thereto, and is a legal, valid and binding obligation of Seller and each Seller Subsidiary, and, to Seller's knowledge, each of the other parties thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency and similar laws affecting the rights and remedies of creditors and obligations of debtors generally and by general principles of equity. To Seller's knowledge, Seller or the applicable Seller Subsidiary, as the case may be, has a valid leasehold interest in and enjoys peaceful and undisturbed possession under all Leases pursuant to which it holds any such real property or tangible personal property. To Seller's knowledge, all of such Leases are valid and subsisting and in full force and effect; neither Seller or the applicable Seller Subsidiary, as the case may be, nor, to Seller's knowledge, any other party thereto, is in material default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any such Lease. None of the fixed assets or equipment comprising a part of the Seller Assets is subject to contracts of sale, and none is held by Seller or any Seller Subsidiary as lessee or as conditional sales vendee under any Lease or conditional sales contract and none is subject to any title retention agreement, except as set forth in Section 3.5(b) of the Seller Disclosure Schedule.

         (c) Section 3.5(c) of the Seller Disclosure Schedule contains a true, accurate and complete list of all material items of Seller Personal Property. Seller or the applicable Seller Subsidiary, as the case may be, owns and has good and merchantable title to all of the Personal Property relating to the Seller Business (the "Seller Personal Property"), in each case, free and clear of all Liens, except (i) Permitted Liens and (ii) Liens set forth on Section 3.5(c) of the Seller Disclosure Schedule (which Liens shall be released prior to Closing). Except as set forth in Section 3.5(c) of the Seller Disclosure Schedule, all of the Seller Personal Property is in operating condition, has been maintained in a manner consistent with good engineering practice, does not, to Seller's knowledge, require any material amount of repair, maintenance or replacement and currently permits the Seller Business to be operated in accordance with the terms and conditions of all Applicable Laws. The Seller Personal Property is being sold in "as is" condition.

         3.6 Compliance with Private Authorizations. Section 3.6 of the Seller Disclosure Schedule sets forth a true, accurate and complete list of each Private Authorization which individually is material to the Seller Assets or the Seller Business. To Seller's knowledge, Seller and each Seller Subsidiary has obtained all Private Authorizations which are necessary for the ownership or operation of the Seller Assets or the conduct of the Seller Business which, if not obtained and maintained, could, individually or in the aggregate, materially Adversely affect Seller or any Seller Subsidiary. To Seller's knowledge, All of such Private Authorizations are valid and in good standing and are in full force and effect. None of Seller or any Seller Subsidiary is in breach or violation of, or in default in the performance, observance or fulfillment of, any such Private Authorization, and no Event exists or has occurred, which constitutes, or but for any requirement of giving of notice or passage of time or both would constitute, such a breach, violation or default, under any such Private Authorization, except for such defaults, breaches or violations as do not and will not have in the aggregate any material Adverse effect on Seller or any Seller Subsidiary. To Seller's knowledge, no such Private Authorization is the subject of any pending or threatened attack, revocation or termination.

         3.7    Compliance with Governmental Authorizations and Applicable Law.
                --------------------------------------------------------------

         (a) Section 3.7(a) of the Seller Disclosure Schedule contains a true, complete and accurate list of each Governmental Authorization required, to Seller's knowledge, under Applicable Laws (i) to own and operate the Seller Business, as currently conducted or proposed to be conducted on or prior to the Closing Date, all of which are in full force and effect or (ii) that is necessary to permit Seller to execute and deliver this Agreement and to perform its obligations hereunder. Except as set forth in Section 3.7(a) of the Seller Disclosure Schedule, to Seller's knowledge, Seller and each Seller Subsidiary has obtained all Governmental Authorizations which are necessary for the ownership or operation of the Seller Assets or the conduct of the Seller Business as now conducted and which, if not obtained and maintained, would, individually or in the aggregate, have any material Adverse effect on Seller or any Seller Subsidiary. To Seller's knowledge, none of the Governmental Authorizations listed in Section 3.7(a) of the Seller Disclosure Schedule is subject to any restriction or condition which would limit in any material respect the ownership or operations of the Seller Assets or the conduct of the Seller Business as currently conducted, except for restrictions and conditions generally applicable to Governmental Authorizations of such type. To Seller's knowledge, except as set forth in Section 3.7(a) of the Seller Disclosure Schedule, the Governmental Authorizations listed in Section 3.7(a) of the Seller Disclosure Schedule are valid and in good standing, are in full force and effect and are not impaired in any material respect by any act or omission of Seller, the Seller Subsidiaries or any of their respective officers, directors, employees or agents, and the ownership or operation of the Seller Assets or the conduct of the Seller Business are in accordance in all material respects with the Governmental Authorizations. To Seller's knowledge, all material reports, forms and statements required to be filed by Seller and each Seller Subsidiary with all Authorities with respect to the Seller Business have been filed and are true, complete and accurate in all material respects. To Seller's knowledge, no such Governmental Authorization is the subject of any pending or threatened challenge or proceeding to revoke or terminate any such Governmental Authorization. Seller has no reason to believe that any such Governmental Authorization would not be renewed in the name of Seller or the applicable Seller Subsidiary by the granting Authority in the ordinary course.

         (b) Except as otherwise specifically described in Section 3.7(b) of the Seller Disclosure Schedule, none of Seller, any Seller Subsidiary nor any director or officer thereof (in connection with ownership or operation of the Seller Assets or the conduct of the Seller Business) is in or is charged by any Authority with or, to Seller's knowledge, at any time since January 1, 1996 has been in or has been charged by any Authority with, or, to Seller's knowledge, is threatened or under investigation by any Authority with respect to, breach or violation of, or default in the performance, observance or fulfillment of, any Governmental Authorization or any Applicable Law relating to the ownership and operation of the Seller Assets or the conduct of the Seller Business. In particular, but without limiting the generality of the foregoing, to Seller's knowledge, there are no applications, complaints or Legal Actions pending or threatened before or by any Authority (x) relating to the ownership or operation of the Seller Assets or the conduct of the Seller Business which, individually or in the aggregate, are reasonably likely to result in the revocation or termination of any Governmental Authorization or the imposition of any restriction of such a nature as would Adversely affect the ownership or operation of the Seller Assets or the conduct of the Seller Business; (y) involving charges of illegal discrimination by Seller or any Seller Subsidiary under any federal or state employment Laws with respect to any of the Seller Employees, or (z) involving Environmental Laws or zoning laws, except as otherwise specifically described in Section 3.7(b) of the Seller Disclosure Schedule.

         (c) Except as otherwise specifically described in Section 3.7(c) of the Seller Disclosure Schedule, to Seller's knowledge, no Event exists or has occurred, which constitutes, or but for any requirement of giving of notice or passage of time or both would constitute, such a breach, violation or default, under (i) any Governmental Authorization or any Applicable Law, except for such breaches, violations or defaults as do not and will not have, individually or in the aggregate, any material Adverse effect on Seller or any Seller Subsidiary or
(ii) any material requirement of any property or liability insurance carrier, applicable to the ownership or operations of the Seller Assets or the conduct of the Seller Business.

         (d) With respect to matters, if any, of a nature referred to in Section 3.7(a), 3.7(b) or 3.7(c) of the Seller Disclosure Schedule, except as otherwise specifically described in Section 3.7(d) of the Seller Disclosure Schedule, all such information and matters set forth in the Seller Disclosure Schedule, if Adversely determined against Seller or the applicable Seller Subsidiary, will not, individually or in the aggregate, have a materially Adversely effect on Seller or any Seller Subsidiary.

         3.8 Intangible Assets. Section 3.8 of the Seller Disclosure Schedule sets forth a true, accurate and complete list of all Intangible Assets (other than Governmental Authorizations and Private Authorizations) relating to the ownership and operation of the Seller Assets or the conduct of the Seller Business held or used by Seller and each Seller Subsidiary, including without limitation the nature of Seller's and each Seller Subsidiary's interest in each and the extent to which the same have been duly registered in the offices as indicated therein. To Seller's knowledge, except as set forth in Section 3.8 of the Seller Disclosure Schedule, no Intangible Assets (except Governmental Authorizations, Private Authorizations, and the Intangible Assets so set forth) are required for the ownership or operation of the Seller Assets or the conduct of the Seller Business as currently owned, operated and conducted or proposed to be owned, operated and conducted on or prior to the Closing Date. Seller does not, to its knowledge, wrongfully infringe upon or unlawfully use any Intangible Assets owned or claimed by another, and none of Seller or any Seller Subsidiary has received any notice of any claim or infringement relating to any such Intangible Asset.

         3.9 Related Transactions. None of Seller or any Seller Subsidiary is a party or subject to any Contractual Obligation relating to the ownership or operation of the Seller Assets or the conduct of the

Seller Business between Seller or the applicable Seller Subsidiary and any of its officers, directors, shareholders, employees or, to the knowledge of Seller, any Affiliate of any thereof, including without limitation any Contractual Obligation providing for the furnishing of services to or by, providing for rental of property, real, personal or mixed, to or from, or providing for the lending or borrowing of money to or from or otherwise requiring payments to or from, any such Person, other than (i) Employment Arrangements listed or described in Section 3.13 of the Seller Disclosure Schedule, (ii) Contractual Obligations between Seller or any Seller Subsidiary and any of its directors, shareholders, officers, employees or Affiliates of Seller or any of the foregoing, which constitute Excluded Assets or Seller Nonassumed Obligations, or
(iii) as specifically set forth in Section 3.9 of the Seller Disclosure
Schedule.

         3.10 Insurance. Seller and each Seller Subsidiary maintains, with respect to the Seller Assets and the Seller Business, policies of fire and extended coverage and casualty, liability and other forms of insurance in such amounts and against such risks and losses as are set forth in Section 3.10 of the Seller Disclosure Schedule.

         3.11     Tax Matters.
                  -----------

         (a) Except as set forth in Section 3.11(a) of the Seller Disclosure Schedule, Seller has in accordance with all Applicable Laws filed all Tax Returns and/or extensions which are required to be filed, and has paid, or made adequate provision for the payment of, all Taxes which have or may become due and payable pursuant to said Tax Returns and all other governmental charges and assessments received to date other than those Taxes being contested in good faith for which adequate provision has been made on the most recent balance sheet forming part of Seller Financial Statements. The Tax Returns of Seller and each Seller Subsidiary have been prepared in all material respects in accordance with all Applicable Laws and generally accepted principles applicable to taxation consistently applied. All Taxes which Seller and each Seller Subsidiary is required by law to withhold and collect have been duly withheld and collected, and have been paid over, in a timely manner, to the proper Authorities to the extent due and payable. Except as set forth in Section 3.11(a) of the Seller Disclosure Schedule, adequate provision has been made on the most recent balance sheet forming part of Seller Financial Statements for all Taxes accrued through the date of such balance sheet of any kind, including interest and penalties in respect thereof, whether disputed or not, and whether past, current or deferred, accrued or unaccrued, fixed, contingent, absolute or other, and, except as set forth in Section 3.11(a) of the Seller Disclosure Schedule, there are, to Seller's knowledge, no past transactions or matters which could result in additional Taxes of a material nature to Seller and each Seller Subsidiary for which an adequate reserve has not been provided on such balance sheet.

         (b) The information shown on the federal income Tax Returns of Seller and each Seller Subsidiary for each of the most recent three (3) tax years (true and complete copies of which have, to the extent requested by ATS, been furnished by Seller to ATS) is true, accurate and complete in all material respects and fairly and accurately reflects the information purported to be shown. Federal and state income Tax Returns of Seller and each Seller Subsidiary have not been examined by the IRS or applicable state Authority, and none of Seller or any Seller Subsidiary has been notified of any proposed examination, except as shown in Section 3.11(b) of the Seller Disclosure Schedule.

         (c) None of Seller or any Seller Subsidiary is a party to any tax sharing agreement or arrangement.

         3.12 Broker or Finder. No Person assisted in or brought about the negotiation of this Agreement or the Transactions in the capacity of broker, agent or finder or in any similar capacity on behalf of Seller other than Communications Equity Associates, Inc. ("CEA").

         3.13 Employment Arrangements. Section 3.13 of the Seller Disclosure Schedule contains a true, accurate and complete list of all employees of Seller and each Seller Subsidiary involved in the operation of the Seller Assets or the conduct of the Seller Business (the "Seller Employees"), together with each such employee's title or the capacity in which he or she is employed and the basis for each such employee's compensation. None of Seller or any Seller Subsidiary has any obligation or liability, contingent or other, under any Employment Arrangement with any Seller Employee, other than those listed or described in
Section 3.13 of the Seller Disclosure Schedule. Except as described in Section
3.13 of the Seller Disclosure Schedule, (a) none of the Seller Employees is now, or since January 1, 1996 has been, represented by any labor union or other employee collective bargaining organization, and none of Seller or any Seller Subsidiary is, or ever has been, a party to any labor or other collective bargaining agreement with respect to any of the Seller Employees, (b) there are no pending grievances, disputes or controversies with any union or any other employee or collective bargaining organization of such employees, or threats of strikes, work stoppages or slowdowns or any pending demands for collective bargaining by any such union or other organization, (c) none of Seller, any Seller Subsidiary or any of such employees is now, or has since January 1, 1996 been, subject to or involved in or, to Seller's knowledge, threatened with, any union elections, petitions therefore or other organizational or recruiting activities, in each case with respect to the Seller Employees, and (d) none of the Seller Employees has given written notice to Seller or any Seller Subsidiary that he or she does not intend to continue employment with Seller until the Closing or with ATS following the Closing. Seller and each Seller Subsidiary has performed in all material respects all obligations required to be performed under all Plans and Benefit Arrangements and is not in material breach or violation of or in material default or arrears under any of the terms, provisions or conditions thereof.

         3.14 Material Agreements. Listed on Section 3.14 of the Seller Disclosure Schedule are all Material Agreements relating to the ownership or operation of the Seller Assets or the conduct of the business of the Seller Business or to which Seller and each Seller Subsidiary is a party or to which it is bound or which any of the Seller Assets is subject. True, accurate and complete copies of each of such Material Agreements have been made available by Seller to ATS and Seller has provided ATS with photocopies of all such Material Agreements requested by ATS (or true, accurate and complete descriptions thereof have been set forth in Section 3.14 of the Seller Disclosure Schedule, with respect to Material Agreements that are oral). All of such Material Agreements are valid, binding and legally enforceable obligations of Seller or the applicable Seller Subsidiary and, to Seller's knowledge, all other parties thereto, except as such enforceability may be limited by bankruptcy, moratorium, insolvency and similar laws affecting the rights and remedies of creditors and obligations of debtors generally and by general principles of equity. Seller and each Seller Subsidiary has duly complied with all of the material terms and conditions of each such Material Agreement and has not done or performed, or failed to do or perform (and, to Seller's knowledge, there is no pending or threatened Claim that Seller or any Seller Subsidiary has not so complied, done and performed or failed to do and perform) any act which would invalidate or provide grounds for the other party thereto to terminate (with or without notice, passage of time or both) such Material Agreement or impair the rights or benefits, or increase the costs, of Seller or any Seller Subsidiary under any of such Material Agreements in any material respect.

         3.15 Ordinary Course of Business. Seller and each Seller Subsidiary, from the end of its most recent fiscal year to the date hereof, except (i) as may be described on Section 3.15 of the Seller

Disclosure Schedule, or (ii) as may be required or expressly contemplated by the terms of this Agreement, with respect to the Seller Assets and the Seller
Business:

                  (a) has operated its business in all material respects in the normal, usual and customary manner in the ordinary and regular course of business, consistent with prior practice;

                  (b) except in each case in the ordinary course of business, consistent with prior practice, has not sold or otherwise disposed of or contracted to sell or otherwise dispose of any of its properties or assets having a value in excess of $50,000;

                  (c) has not made or committed to make any additions to its property or any purchases of equipment, except in the ordinary course of business consistent with past practice or for normal maintenance and replacements;

                  (d) has not increased the compensation payable or to become payable to any of the Seller Employees other than in the ordinary course of business or otherwise materially altered, modified or changed the terms of their employment;

                  (e) has not suffered any material damage, destruction or loss (whether or not covered by insurance) or any acquisition or taking of property by any Authority;

                  (f) has not waived any rights of material value without fair and adequate consideration;

                  (g) has not experienced any work stoppage;

                  (h) except in the ordinary course of business, has not entered into, amended or terminated any Lease, Governmental Authorization, Private Authorization, Material Agreement or Employment Arrangement, or any transaction, agreement or arrangement with any Affiliate of Seller, except for Seller Nonassumed Obligations; and

                  (i) has not entered into any other transaction or series of related transactions which individually or in the aggregate is material to the Seller Assets or the Seller Business.

         3.16 Material and Adverse Restrictions. None of Seller or any Seller Subsidiary is a party to or subject to, nor is any of the Seller Assets subject to, any Applicable Law, Governmental Authorization, Contractual Obligation, Employment Arrangement, Material Agreement or Private Authorization, or any other obligation or restriction of any kind or character, which now has or, as far as Seller can now reasonably foresee, at any time in the future, individually or in the aggregate, is likely to have, any material Adverse effect on the ability of Seller or any Seller Subsidiary to perform its obligations under this Agreement, except as set forth in Section 3.16 of the Seller Disclosure Schedule.

         3.17 Solvency. As of the execution and delivery of this Agreement, Seller and each Seller Subsidiary is, and immediately prior to and after giving effect to the consummation of the Transactions will be, solvent.

         3.18 Environmental Matters. Except as set forth in Section 3.18 of the Seller Disclosure Schedule, with respect to the Seller Assets, Seller and each Seller Subsidiary:

                  (a) has not been notified that it is potentially liable under, has not received any request for information or other correspondence concerning its potential liability with respect to any site or facility under, and, to Seller's knowledge, is not a "potentially responsible party" under, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation Recovery Act, as amended, or any similar state law;

                  (b) has not entered into or received any consent decree, compliance order or administrative order issued pursuant to any Environmental Law;

                  (c) is not a party in interest or in default under any judgment, order, writ, injunction or decree of any Final Order issued pursuant to any Environmental Law;

                  (d) to Seller's knowledge, is in compliance in all material respects with all Environmental Laws, has obtained all Environmental Permits required under Environmental Laws, and, to Seller's knowledge, is not the subject of or threatened with any Legal Action involving a demand for damages or other potential liability including any Lien with respect to material violations or material breaches of any Environmental Law;

                  (e) has no knowledge of any past or present Event related to the Seller Business or the Seller Assets which Event, individually or in the aggregate, will interfere with or prevent continued material compliance with all Environmental Laws, or which, individually or in the aggregate, will form the basis of any material Claim for the release or threatened release into the environment, of any Hazardous Material; and

                  (f) does not own or use any underground storage tank.


                                    ARTICLE 4

                      REPRESENTATIONS AND WARRANTIES OF ATS
                      -------------------------------------

         ATS represents, warrants and covenants to, and agrees with, Seller as follows:

         4.1 Organization and Business; Power and Authority; Effect of Transaction.
                  ---------------------------------------------------------

         (a) ATS is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite power and authority (corporate and other) to own or hold under lease its properties and to conduct its business as now conducted.

         (b) ATS has all requisite corporate power and corporate authority necessary to enable it to execute and deliver, and to perform its obligations under, this Agreement and each Collateral Document executed or required to be executed by it pursuant hereto or thereto or to consummate the Transactions; and the execution, delivery and performance of this Agreement and each Collateral Document executed or required to be executed by it pursuant hereto or thereto have been duly authorized by all requisite corporate or other action on the part of ATS. This Agreement has been duly executed and delivered by ATS and constitutes, and each Collateral Document executed or required to be executed by it pursuant hereto or thereto or to consummate the Transactions when executed and delivered by ATS will constitute, legal, valid and binding obligations of ATS, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency and similar laws affecting the rights and remedies of creditors and the obligations of debtors generally and by general principles of equity.

         (c) Except for matters which would have not material Adverse effect on ATS, neither the execution and delivery by ATS of this Agreement or any Collateral Document executed or required to be executed by it pursuant hereto or thereto, nor the consummation by ATS of the Transactions, nor compliance with the terms, conditions and provisions hereof or thereof by ATS:

                  (i) will conflict with, or result in a breach or violation of, or constitute a default under, any Organic Document of ATS or any Applicable Law on the part of ATS, or will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any Contractual Obligation of ATS; or

                  (ii) will require ATS to make or obtain any Governmental Authorization, Governmental Filing or Private Authorization including without limitation under the FCA, except for filings under the Hart-Scott-Rodino Act and filings listed in Section 3.1(c) of the Seller Disclosure Schedule which will be made jointly with Seller.

         4.2 Broker or Finder. No Person assisted in or brought about the negotiation of this Agreement or the Transactions in the capacity of broker, agent or finder or in any similar capacity on behalf of ATS.

         4.3 No Legal Action. There are no Legal Actions pending or, to the knowledge of ATS, threatened against ATS or any of its Affiliates, officers or directors, that question or may affect the validity of this Agreement or the right or obligation of ATS to consummate the transactions contemplated hereunder.

                                    ARTICLE 5

                                    COVENANTS
                                    ---------

         5.1      Access to Information; Confidentiality.
                  --------------------------------------

         (a) Seller shall afford to ATS and its accountants, counsel, lenders, financial advisors and other representatives (the "Representatives") full access during normal business hours throughout the period prior to the Closing Date to all of Seller's and each Seller Subsidiary's properties, books, contracts, commitments and records (including without limitation Tax Returns) relating to the Seller Assets and the Seller Business and, during such period, shall furnish promptly upon request (i) a copy of each report, schedule and other document filed or received by any of them pursuant to the requirements of any Applicable Law or filed by it with any Authority in connection with the Transactions or which may have an Adverse effect on the Seller Assets or the Seller Business or the businesses, operations, properties, prospects, personnel, condition (financial or other), or results of operations thereof, (ii) all financial records, ledgers, work papers and other sources of financial information possessed and controlled by Seller or its accountants reasonably deemed by ATS or its Representatives necessary or useful for the purpose of performing an audit of the Seller Assets and the Seller Business and certifying financial statements and financial information, and (iii) such other information in the possession or control of Seller or its accountants concerning any of the foregoing as ATS shall reasonably request; provided, however, that Seller shall not be required to permit any such access to the extent same would unreasonably interfere with Seller's normal business operations. All non-public information relating to the Seller Assets or the Seller Business furnished prior to the execution, or pursuant to the provisions, of this Agreement, including without limitation this Section, will be kept confidential and shall not, without the prior written consent of Seller, be disclosed by ATS in any manner whatsoever, in whole or in part, and shall not be used for any purposes, other than in connection with the Transactions. In no event shall ATS or any of its Representatives use such information to the detriment of Seller. ATS agrees to reveal such information only to those of its Representatives or other Persons who need to know such information for the purpose of evaluating the Transactions, who are informed of the confidential nature of such information and who shall undertake to act in accordance with the terms and conditions of this Agreement. From and after the Closing for a period of five (5) years, Seller shall not, without the prior written consent of ATS, disclose any information with respect to the Seller Assets or the Seller Business, other than in connection with the Transactions or to the extent required by Applicable Law.

         (b) Subject to the terms and conditions of Section 5.1(a), ATS may, subject to prior consultation with Seller, disclose such information as may be necessary in connection with seeking all Governmental and Private Authorizations or that is required by Applicable Law to be disclosed. In the event that this Agreement is terminated for any reason, ATS shall promptly redeliver all non-public written material provided pursuant to this Section or any other provision of this Agreement or otherwise in connection with the Transactions and shall not retain any copies, extracts or other reproductions in whole or in part of such written material, other than, in the event mutual releases are not exchanged upon such termination, one copy thereof which shall be delivered to independent counsel for ATS.

         (c) Anything in this Section or elsewhere in this Agreement to the contrary notwithstanding, either party may disclose information received or retained by it in accordance with the provisions of this Agreement if it can demonstrate (i) such information is generally available to or known by the public from a source other than the party seeking to disclose such information or (ii) was obtained by the party seeking to disclose such information from a source other than the other party, provided that such source was not bound by a duty of confidentiality to the other party or another party with respect to such information.

         (d) No investigation pursuant to this Section or otherwise shall affect any representation or warranty in this Agreement of either party or any condition to the obligations of the parties hereto, except as set forth in
Section 8.3(d).

         (e) The provisions of this Section shall apply to each Seller
Subsidiary.

         5.2      Agreement to Cooperate.
                  ----------------------

         (a) Each of the parties hereto shall use reasonable business efforts
(x) to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate the Transactions, and (y) to refrain from taking, or causing to be taken, any action and to refrain from doing or causing to be done, any thing which could impede or impair the consummation of the Transactions, including, in all cases, without limitation, using its reasonable business efforts (i) to prepare and file with the applicable Authorities as promptly as practicable after the execution of this Agreement all requisite applications and amendments thereto, together with related information, data and exhibits, necessary to request issuance of orders approving the Transactions by all such applicable Authorities, each of which must be obtained or become final to the extent provided in Section 6.1(a), (ii) to obtain all necessary or appropriate waivers, consents and approvals, including without limitation those referred to in Section 6.2(d), (iii) to effect all necessary registrations, filings and submissions (including without limitation filings under the Hart-Scott-Rodino Act and all filings necessary for ATS to own and operate the Seller Assets and conduct the Seller Business) (the parties agreeing to use commercially reasonable efforts to make all required filings under the Hart-Scott-Rodino Act within sixty (60) days after the date hereof, each such filing to request early termination), (iv) to lift any injunction or other legal bar to the Transactions (and, in such case, to proceed with the Transactions as expeditiously as possible), and (v) to obtain the satisfaction of the conditions specified in Article 6, including without limitation the truth and correctness as of the Closing Date as if made on and as of the Closing Date of the representations and warranties of such party and the performance and satisfaction as of the Closing Date of all agreements and conditions to be performed or satisfied by such party.

         (b) The parties shall cooperate with one another in the preparation, execution and filing of all Tax Returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees, and any similar Taxes which become payable in connection with the Transactions that are required or permitted to be filed on or before the Closing Date.

         (c) Seller shall cooperate and use its reasonable business efforts to cause its independent accountants to reasonably cooperate with ATS, and at ATS' expense, in order to enable ATS to have its independent accountants prepare audited financial statements for the Seller Business described in Section 6.2(g). Seller represents and warrants that any such financial statements will be true, accurate and complete in all material respects, and will fairly present the financial condition and results of operation of the Company on the basis therein stated, as of the respective dates thereof and for the respective periods covered thereby. Without limiting the generality of the foregoing, Seller agrees that after the Closing Date it will (x) consent to the use of such audited financial statements in any registration statement or other document filed by ATS or any Affiliate of ATS under any applicable federal or state securities Law the Securities Act or the Exchange Act and (y) execute and deliver, and cause its directors and officers to execute and deliver, such "representation" letters as are customarily delivered in connection with audits and as ATS' independent accountants may reasonably request under the circumstances.

         5.3 Public Announcements. Until the Closing, or in the event of termination of this Agreement, Seller and ATS shall consult with the other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Transactions and shall not issue any such press release or make any such public statement without the prior written consent of the other. Notwithstanding the foregoing, each party acknowledges and agrees that Seller and ATS may, without its prior consent, issue such press releases or make such public statements as may be required by Applicable Law, in which case, the party proposing to make such press release or public statement will consult with the other regarding the nature, extent and form of such press release or public statement. In addition, subject to the terms and conditions hereof, ATS may disclose, with Seller's prior consent, not to be unreasonably withheld, delayed or conditioned, the subject matter of this Agreement to Persons with whom Seller has a business or contractual relationship in connection with ATS' due diligence investigation of Seller.

         5.4 Notification of Certain Matters. Each party shall give prompt notice to the other, of the occurrence or non-occurrence of any Event the occurrence or non-occurrence of which would be likely to cause (i) any representation or warranty made by it contained in this Agreement to be untrue or inaccurate in any material respect such that one or more of the conditions of Closing might not be satisfied, or (ii) any covenant, condition or agreement made by it contained in this Agreement not to be complied with or satisfied, or
(iii) any change to be made in the Seller Disclosure Schedule in any respect such that one or more of the conditions of Closing might not be satisfied, and any failure made by it to comply with or satisfy, or be able to comply with or satisfy, any covenant, condition or agreement to be complied with or satisfied by it hereunder in any respect such that one or more of the conditions of Closing might not be satisfied; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         5.5 No Solicitation. During the term of this Agreement, none of Seller or any Seller Subsidiary shall, nor shall it knowingly permit any of its Representatives to, initiate, solicit or facilitate, directly or indirectly, any inquiries or the making of any proposal with respect to any Alternative Transaction, engage in any discussions or negotiations concerning, or provide to any other Person any information or data relating to, it or any Subsidiary for the purposes of, or otherwise cooperate in any way with or assist or participate in, or facilitate any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, a proposal to seek or effect any Alternative Transaction, or agree to or endorse any Alternative Transaction. "Alternative Transaction" means a transaction or series of related transactions (other than the Transactions) resulting in (i) any merger or consolidation, regardless of whether Seller or any Seller Subsidiary is the surviving Entity unless the surviving Entity remains obligated under this Agreement to the same extent as it was, or (ii) any sale or other disposition of all or any substantial part of the Seller Assets or the Seller Business. The provisions of this Section shall apply to each Seller Subsidiary. If Seller or any of its Representatives receives any inquiry with respect to an Alternative Transaction while this Agreement is in effect, Seller shall inform the inquiring party that it is not entitled to enter into discussions or negotiations relating to an Alternative Transaction.

         5.6 Conduct of Business by Seller Pending the Closing. Except as otherwise contemplated by this Agreement, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless ATS shall otherwise agree in writing, Seller shall, and shall cause each Seller Subsidiary, to the extent relating to the Seller Business or the Seller Assets:

                  (a) conduct its business in the ordinary and usual course of business and consistent with past practice, including without limitation the performance of such maintenance, repairs or replacements with respect to communication towers, fixtures and Personal Property comprising the Seller Assets as is consistent with past practice (except that the foregoing shall not be construed to require Seller or any Seller Subsidiary to make capital expenditures other than those set forth in Section 5.6(a) of the Seller Disclosure Schedule unless ATS shall first agree in writing to reimburse Seller the cost therefor in which event Seller or the applicable Seller Subsidiary shall be obligated to make such capital expenditure);

                  (b) use all reasonable business efforts to preserve intact its business organizations and goodwill, keep available the services of its present key employees, and preserve the goodwill and business relationships with customers and others having business relationships with it;

                  (c) confer, as and when reasonably requested, on a regular and frequent basis with one or more representatives of ATS to report material operational matters and the general status of ongoing operations;

                  (d) maintain with financially responsible insurance companies insurance on its assets and its business in such amounts and against such risks and losses as are consistent with past practice;

                  (e) use reasonable business efforts to (i) operate the Seller Business in conformity in all material respects with all Governmental and Private Authorizations, Leases and Material Agreements on a basis consistent with past practice and Applicable Law and the rules and regulations of any Authority with jurisdiction over the Seller Assets or the Seller Business, and (ii) maintain in full force and effect all such Governmental and Private Authorizations, Leases and Material Agreements relating to the Seller Business;

                  (f) not (i) dispose of any of the Seller Assets owned by Seller or any Seller Subsidiary or used in the operation of the Seller Business (other than for the disposition in the ordinary course of business of immaterial assets that are of no further use to the Seller Business) or (ii) modify or change in any material respect, or enter into, any Material Agreement relating to the Seller Business; and

                  (g) not voluntarily take any action which if taken between the end of its most recent fiscal year and prior to the date of this Agreement would have been required to be noted as an exception on
         Section 3.15 of the Seller Disclosure Schedule.

With respect to any transaction or act proposed to be entered into or performed by Seller which, pursuant to paragraphs (a) through (g) of this section, requires the prior approval of ATS, ATS shall be deemed to have approved same unless written notice of disapproval is received by Seller within ten (10) business days after receipt by ATS of a written request for approval made by Seller.

         5.7 Preliminary Title Reports. As promptly as practicable after the execution of this Agreement, Seller shall, at its sole cost and expense, deliver or cause to be delivered to ATS a standard preliminary title report dated on or after the date of this Agreement issued by such title company or companies as Seller and ATS shall mutually reasonably agree (collectively, the "Title Company") with respect to those Seller Assets comprised of the parcels of real property described in Section 5.7 of the Seller Disclosure Schedule (the "Insured Real Property"). Such reports, as same may be amended or supplemented from time to time to reflect additional title matters, are referred to herein as the "Title Reports". The rights and obligations of the parties shall thereafter be as follows:

                  (a) On or before fifteen (15) business days after ATS' receipt of each of the Title Reports, ATS shall give to Seller written notice ("ATS' Title Notice") of ATS' disapproval of any matters shown in the Title Reports. ATS' failure to give ATS' Title Notice shall be deemed to constitute ATS' approval of all matters disclosed by the Title Reports.

                  (b) If ATS disapproves any title matters pursuant to ATS' Title Notice, Seller shall deliver written notice ("Seller's Title Notice") to ATS within fifteen (15) business days after Seller's receipt of ATS' Title Notice, stating whether Seller agrees to eliminate or cause the Title Company to insure over such disapproved title matters from title to the Insured Real Property prior to the Closing or, if elimination is not feasible prior to the Closing, to effect such elimination thereafter and to indemnify and hold harmless ATS with respect to such remedy. If Seller fails to timely deliver Seller's Title Notice, or if Seller delivers Seller's Title Notice but states therein that Seller is unwilling or unable to eliminate such disapproved title matters, ATS and Seller shall negotiate in good faith in an attempt to resolve such matters which resolution may, without limitation, take the form of eliminating one or more of the sites with disapproved title matters (the "Disapproved Title Sites" and, collectively with the "Disapproved Environmental Sites", the "Disapproved Sites") from the Seller Assets, a reduction of the Purchase Price or an indemnification (or escrow) from Seller (subject to the limitations as to time or amount specified in Section 5.9 and Article 8). If within twenty (20) business days of such negotiations (or such longer period as ATS and Seller shall agree), the parties have been unable to resolve such matters, the provisions of Section 5.9 shall govern.

                  (c) If, at any time following ATS' approval of the Title Reports, Seller or the Title Company notifies ATS of any additional matter affecting title to the Insured Real Property, the parties shall have substantially the same rights and obligations as are set forth in paragraphs (a) and (b) above with respect to the affected parcel.

         5.8 Environmental Site Assessments. Not later than sixty (60) days after the execution of this Agreement, ATS may obtain, and deliver to Seller full and complete copies of, Phase I environmental site assessment reports (the "Environmental Reports") on any or all of those certain parcels of real property described on Section 5.8 of the Seller Disclosure Schedule. Site assessments shall be conducted by such consultants and professionals as ATS and Seller shall mutually agree (collectively, the "Environmental Company"), and shall be arranged at times mutually convenient to the parties. Each of Seller and ATS shall be entitled to have representatives present at the time such site assessments are conducted, and to have copies of all correspondence with the Environmental Company.

                  (a) On or before fifteen (15) business days after ATS' receipt of each of the Environmental Reports, ATS shall give to Seller written notice ("ATS' Environmental Notice") of ATS' disapproval of any matters shown in the Environmental Reports. ATS' failure to give ATS' Environmental Notice shall be deemed to constitute ATS' approval of all matters disclosed by the Environmental Reports.

                  (b) If ATS disapproves any environmental matters pursuant to ATS' Environmental Notice, Seller shall deliver written notice ("Seller's Environmental Notice") to ATS within fifteen (15) business days after Seller's receipt of ATS' Environmental Notice, stating whether Seller agrees to eliminate and remedy such matter prior to the Closing or, if such elimination or remedy is not feasible prior to the Closing, to effect such elimination and remedy thereafter and to indemnify and hold harmless ATS with respect to such remedy. If Seller fails to timely deliver Seller's Environmental Notice, or if Seller delivers Seller's Environmental Notice but states therein that Seller is unwilling or unable to eliminate and remedy such environmental matters, ATS and Seller shall negotiate in good faith in an attempt to resolve such matters which resolution may, without limitation, take the form of eliminating one or more of the sites with disapproved environmental matters (the "Disapproved Environmental Sites") from the Seller Assets, a reduction of the Purchase Price or an indemnification (or escrow) from Seller (subject to the limitations as to time or amount specified in Section 5.9 and Article 8). If within twenty (20) business days of such negotiations (or such longer period as ATS and Seller shall agree), the parties have been unable to resolve such matters, the provisions of Section 5.9 shall govern.

                  (c) If, at any time following ATS' approval of the Environmental Reports, ATS or the Environmental Company notifies Seller of any additional environmental matter, the parties shall have substantially the same rights and obligations as are set forth in paragraphs (a) and (b) above with respect to the affected site.

         5.9 Resolution of Title and Environmental Disapproved Matters. In the event ATS and Seller are unable to resolve matters with respect to disapproved title matters pursuant to the provisions of Section 5.7 and/or with respect to disapproved environmental matters pursuant to the provisions of Section 5.8, the rights and obligations of the parties with respect to such matters shall thereafter be as follows:

                  (a) In the event that the aggregate cost reasonably estimated by the parties (or, in the event they are unable to agree, the Title Company and the Environmental Company) to eliminate the disapproved title matters and eliminate and remedy the disapproved environmental matters with respect to the Disapproved Sites (the "Disapproved Cost Amount") is not greater than $500,000 with respect to any particular Disapproved Site (the "Maximum Site Disapproved Cost Amount") and not greater than $2,000,000 for all Disapproved Sites (the "Maximum Disapproved Cost Amount"), then ATS shall have the right to require Seller to remedy all such matters (including, at ATS' election, after the Closing in which event Seller shall indemnify and hold harmless ATS with respect to such remedy and shall place in escrow with the Title Company a sum sufficient to effect such remedy but not in excess of the limitations set forth in this paragraph) and to proceed with the Closing;

                  (b) In the event that the Disapproved Cost Amount is greater than the Maximum Disapproved Cost Amount, then ATS shall have the right to require Seller to remedy all such matters (including, at ATS' election, after the Closing in which event Seller shall indemnify and hold harmless ATS with respect to such remedy and shall place in escrow with the Title Company a sum sufficient to effect such remedy but not in excess of the limitations set forth in paragraph (a) of this Section) and to proceed with the Closing; provided, however, that under such circumstances, Seller shall have the right to elect not to effect such remedy with respect to (i) any particular Disapproved Site if the Disapproved Cost Amount for such Disapproved Site exceeds the Maximum Site Disapproved Cost Amount and (ii) one or more of the Disapproved Sites (to the extent there is a choice, selected by Seller with the approval of ATS, such approval not to be unreasonably withheld), the aggregate Disapproved Cost Amount of which is not greater than the excess of the Disapproved Cost Amount over the Maximum Disapproved Cost Amount, in which event, unless Seller or ATS shall, in its sole and absolute discretion, have agreed to bear the excess determined pursuant to clause (i) and/or (ii) of this paragraph or the parties shall have otherwise agreed in writing, such Disapproved Site or Sites shall be eliminated from the Seller Assets and the Purchase Price shall be reduced in accordance with the provisions of paragraph (c) below; and

                  (c) In the event one or more Disapproved Sites is eliminated from the Seller Assets, the parties shall negotiate in good faith in an attempt to agree upon the fair market value of such Disapproved Sites, which value shall be based on the Purchase Price and shall assume that there were no disapproved title and/or environmental matters with respect to such Disapproved Sites. In the event the parties are unable within twenty (20) business days to agree upon such fair market value, the matter shall be submitted to binding, nonappealable arbitration in accordance with the federal commercial arbitration rules of the American Arbitration Association before the Philadelphia chapter, with each party paying its own legal and other expenses.

         Anything in this Section or elsewhere in this Agreement to the contrary notwithstanding, the costs required to be expended by Seller pursuant to the provisions of this Section (whether prior or subsequent to the Closing) shall not affect the obligations of Seller pursuant to the provisions of Article 8.

         5.10 Post-Closing Covenants and Agreements of the Parties. From and after the consummation of the Transactions, ATS and Seller covenant and agree as follows:

                  (a) ATS shall afford to Seller, and Seller shall afford to ATS, access to each of their (and, in the case of Seller, any of the Seller Subsidiaries) respective employees who were (or in the case of Seller who remain) employees of Seller (or any of the Seller Subsidiaries) on the Closing Date to the end that such employees are available to provide assistance, consultation and historical background to the requesting party; provided, however, that neither ATS nor Seller shall have any such obligation after the expiration of one
         (1) year from the Closing Date or to the extent that it would unduly interfere with the continuing conduct by ATS or Seller of their respective businesses; and

                  (b) ATS shall afford to Seller, and Seller shall afford to ATS, access to all books and records delivered to ATS or retained by Seller (or any of the Seller Subsidiaries), as the case may be, relating to periods prior to the Closing Date, in order to enable Seller or ATS, as the case may be, to prepare all necessary Tax Returns, deal with Legal Actions or other Claims (including without limitation those of the Internal Revenue Service) or personnel matters or for any other reasonable purposes, subject, however, in all events, to the provisions of Section 5.1 with respect to confidentiality.


                                    ARTICLE 6

                               CLOSING CONDITIONS
                               ------------------

         6.1 Conditions to Obligations of Each Party. The respective obligations of each party to effect the Transactions shall, except as hereinafter provided in this Section, be subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing, in whole or in part, to the extent permitted by Applicable Law:

                  (a) As of the Closing Date, no Legal Action shall be pending before or threatened in writing by any Authority seeking to enjoin, restrain, prohibit or make illegal or to impose any materially Adverse conditions in connection with, the consummation of the Transactions, it being understood and agreed that a written request by any Authority for information with respect to the Transactions, which information could be used in connection with such Legal Action, shall not in itself be deemed to be a threat of any such Legal Action; and

                  (b) All authorizations, consents, waivers, orders or approvals required to be obtained from all Authorities, and all filings, submissions, registrations, notices or declarations required to be made by ATS and Seller with any Authority, prior to the consummation of the Transactions, shall have been obtained from, and made with, all such Authorities, except for such authorizations, consents, waivers, orders, approvals, filings, registrations, notices or declarations, if any, as are set forth in Section 6.1(b) of the Seller Disclosure Schedule or the failure to obtain or make would not, in the reasonable business judgment of ATS, have a material Adverse effect on the Seller Assets or the Seller Business.

         6.2 Conditions to Obligations of ATS. The obligation of ATS to effect the Transactions shall be subject to the satisfaction of the following conditions, any or all of which may be waived in writing, in whole or in part, to the extent permitted by Applicable Law:

                  (a) All agreements, certificates, opinions and other documents required to be delivered pursuant to the provisions of this Agreement shall be reasonably satisfactory in form, scope and substance to ATS and its counsel, and ATS and its counsel shall have received all information and copies of all documents, including records of corporate proceedings, which they may reasonably request in connection therewith, such documents where appropriate to be certified by proper Authorities or corporate officers;

                  (b) Seller shall have furnished ATS and, at ATS' request, any bank or other financial institution providing credit to ATS, with a favorable opinion, dated the Closing Date of Saul, Ewing, Remick & Saul, counsel for Seller and the Seller Subsidiaries, with respect to the matters set forth in Sections 3.1 and 3.7, and such other matters arising after the date of this Agreement and incident to the Transactions, as ATS or its counsel or its counsel may reasonably request or which may be reasonably requested by any such bank or financial institution or their respective counsel;

                  (c) The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made on and as of such date except those which speak as of a certain date which shall continue to be true and correct in all material respects as of such date on the Closing Date (including without limitation giving effect to any later obtained knowledge of Seller or ATS, except as otherwise specifically provided herein); each and all of the agreements and conditions to be performed or satisfied by Seller hereunder at or prior to the Closing Date shall have been duly performed or satisfied in all material respects; and Seller shall have furnished ATS with such certificates and other documents evidencing the truth of such representations, warranties, covenants and agreements and the performance of such agreements or conditions as ATS or its counsel shall have reasonably requested;

                  (d) Except for such authorizations, consents, waivers, orders or approvals the failure of which to obtain would not, in the reasonable business judgment of ATS, have a material Adverse effect on the Seller Assets or the Seller Business, all authorizations, consents, waivers, orders or approvals required by the provisions of this Agreement to be obtained from all Persons (other than Authorities) prior to the consummation of the Transactions, including without limitation those required by the provisions of this Agreement in order to vest fully in ATS all right, title and interest in and to all of the Seller Assets and the Seller Business (including without limitation all Private Authorizations, Leases and Material Agreements of Seller and, at the cost and expense of Seller, all modifications of Leases and other Contractual Obligations which ATS shall within ten (10) business days of the date hereof advise Seller in writing are a requirement of Closing) and the full enjoyment thereof shall have been obtained, without the imposition, individually or in the aggregate, of any condition or requirement which could materially Adversely affect ATS;

                  (e) Between the date of this Agreement and the Closing Date, there shall not have occurred and be continuing any material Adverse change in Seller from that reflected in the most recent Seller Financial Statements which Materially and Adversely effects the transactions contemplated hereby except for events affecting the tower rental and video transmission industry generally; as of the Closing Date, the Governmental Authorizations with respect to the ownership or operation of the Seller Assets or the conduct of the Seller Business shall not have been materially and Adversely affected by any act, or failure to act, of Seller;

                  (f) Seller and each Seller Subsidiary shall have delivered or cause to be delivered to ATS all of the Collateral Documents and other agreements, documents and instruments required to be delivered by Seller and each Seller Subsidiary to ATS at or prior to the Closing pursuant to the terms of this Agreement;

                  (g) ATS shall have received from its independent accountants
         (i) an unqualified report (as to the scope of the audit, access to the books and records and the cooperation of management) on the financial statements (consisting of balance sheets for each of the fiscal years ended December 31, 1995 and 1996 and statements of operations and cash flow for each of the three years in the period ended December 31, 1996) of the Seller Business, which financial statements shall have been prepared in conformity with GAAP and Regulation S-X under the Securities Act, or (ii) such other documentation as shall be reasonably satisfactory to ATS indicating that such an unqualified report could be issued if requested by ATS;

                  (h) As of the Closing Date, except as otherwise set forth in
         Section 3.7(a) of the Seller Disclosure Schedule, no Legal Action shall be pending before or threatened in writing by any Authority which might, in the reasonable business judgment of ATS, based upon the advice of counsel, have a material Adverse effect on the Seller Assets and the Seller Business, it being understood and agreed that a written request by any Authority for information with respect to the Transactions, which information could be used in connection with such Legal Action, shall not be deemed to be a threat of any such Legal Action;

                  (i) All Environmental Reports obtained by the parties prior to the Closing Date pursuant to the provisions of Section 5.8 hereof shall be approved or deemed approved by ATS in the manner described in
         Section 5.8;

                  (j) Seller and each of the individuals named therein shall have executed and delivered to ATS an agreement substantially in the form of Exhibit A attached hereto and made a part hereof (the "ATS Noncompetition Agreements");

                  (k) ATS shall have received standard CLTA title insurance policies insuring ATS' fee or leasehold interests in all Insured Real Property, subject only to Approved Title Conditions; and

                  (l) Seller or the applicable Seller Subsidiary shall have delivered to ATS leases, subleases and license agreements with respect to certain of the Seller towers or tower sites as indicated in Section 6.2(l) of the Seller Disclosure Schedule, all on the terms and conditions set forth in the applicable document included as part of Exhibit B attached hereto and made a part hereof (collectively, the "Collateral Real Estate Documents").

         6.3 Conditions to Obligations of Seller. The obligation of Seller to effect the Transactions shall be subject to the satisfaction of the following conditions, any or all of which may be waived in writing, in whole or in part, to the extent permitted by Applicable Law:

                  (a) All agreements, certificates, opinions and other documents required to be delivered pursuant to the provisions of this Agreement shall be reasonably satisfactory in form, scope and substance to Seller and its counsel, and Seller and its counsel shall have received all information and copies of all documents, including records of corporate proceedings, which they may reasonably request in connection therewith, such documents where appropriate to be certified by proper Authorities or corporate officers;

                  (b) ATS shall have furnished Seller and, at Seller's request, any bank or other financial institution providing credit to Seller, with favorable opinions, dated the Closing Date of Sullivan & Worcester LLP, counsel for ATS, with respect to the matters set forth in Section
         4.1 and 4.3 and with respect to such other matters arising after the date of this Agreement and incident to the Transactions, as Seller or its counsel may reasonably request or which may be reasonably requested by any such bank or financial institution or their respective counsel;

                  (c) The representations and warranties of ATS contained in this Agreement or otherwise made in writing by it or on its behalf pursuant hereto or otherwise made in connection with the Transactions shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made on and as of such date except those which speak as of a certain date which shall continue to be true and correct in all material respects as of such date on the Closing Date (including without limitation giving effect to any later obtained knowledge of Seller or ATS, except as otherwise specifically provided herein); each and all of the agreements and conditions to be performed or satisfied by ATS hereunder at or prior to the Closing Date shall have been duly performed or satisfied in all material respects; and ATS shall have furnished Seller with such certificates and other documents evidencing the truth of such representations, warranties, covenants and agreements and the performance of such agreements or conditions as Seller or its counsel shall have reasonably requested;

                  (d) ATS shall have delivered or cause to be delivered to Seller all of the Collateral Documents and other agreements, documents and instruments required to be delivered by ATS to Seller at or prior to the Closing pursuant to the terms of this Agreement;

                  (e) Except to the extent, if any, specifically set forth in
         Section 6.2(d) of the Seller Disclosure Schedule, all authorizations, consents, waivers, orders or approvals required by the provisions of this Agreement to be obtained from all Persons (other than Authorities) prior to the consummation of the Transactions, including without limitation those required by the provisions of this Agreement in order to vest fully in ATS all right, title and interest in and to all of the Seller Assets and the Seller Businesses (including without limitation all Private Authorizations, Leases and Material Agreements of Seller and, at the cost and expense of Seller, all modifications of Leases and Contractual Obligations heretofore requested by ATS and set forth in
         Section 6.2(d) of the Seller Disclosure Schedule) and the full enjoyment thereof shall have been obtained, without the imposition, individually or in the aggregate, of any condition or requirement which could materially and Adversely affect Seller;

                  (f) ATS shall have delivered to Seller or the applicable Seller Subsidiary the Collateral Real Estate Documents;

                  (g) The Purchase Price shall have been paid as set forth in
         Section 2.3; and

                  (h) As of the Closing Date, no Legal Action shall be pending before or threatened in writing by any Authority which might, in the reasonable business judgment of Seller, based upon the advice of counsel, have a material adverse effect on ATS, it being understood and agreed that a written request by any Authority for information with respect to the Transactions, which information could be used in connection with such Legal Action, shall not be deemed to be a threat of any such Legal Action.

                                    ARTICLE 7

                        TERMINATION, AMENDMENT AND WAIVER
                        ---------------------------------

         7.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

                  (a) by mutual written consent of Seller and ATS;

                  (b) by either ATS or Seller if any permanent injunction, decree or judgment by any Authority preventing the consummation of the Transactions shall have become final and nonappealable; or

                  (c) by Seller in the event (i) Seller is not in material breach of this Agreement and none of its representations or warranties shall have become and continue to be untrue in any material respect, and (ii) ATS is in material breach of this Agreement or any of its representations or warranties shall have become and continue to be untrue in any material respect, and such a breach or untruth exists and is not capable of being cured by and will prevent or delay consummation of the Transactions by or beyond the Termination Date; or

                  (d) by ATS in the event (i) ATS is not in material breach of this Agreement and none of its representations or warranties shall have become and continue to be untrue in any material respect, and (ii) Seller is in material breach of this Agreement or any of its representations or warranties shall have become and continue to be untrue in any material respect, and such a breach or untruth exists and is not capable of being cured by and will prevent or delay consummation of the Transactions by or beyond the Termination Date; or

                  (e) by ATS in the event of a failure of the condition set forth in Section 6.2(i) or 6.2(k).

         The term "Termination Date" shall mean March 31, 1998 or such other date as the parties may, from time to time, mutually agree.

         The right of ATS or Seller to terminate this Agreement pursuant to this Section shall remain operative and in full force and effect regardless of any investigation made by or on behalf of either party, any Person controlling any such party or any of their respective Representatives whether prior to or after the execution of this Agreement.

         7.2      Effect of Termination.
                  ---------------------

         (a) Except as provided in Sections 5.1 (with respect to confidentiality), 5.3, 9.3 and 9.5 and this Section, in the event of the termination of this Agreement pursuant to Section 7.1, or in the event the Transactions shall not have been consummated prior to the end of business on the Termination Date, this Agreement shall forthwith become void, there shall be no liability on the part of either party, or any of their respective shareholders, officers or directors, to the other and all rights and obligations of either party shall cease; provided, however, that such termination shall not relieve either party from liability for any misrepresentation or breach of any of its warranties, covenants or agreements set forth in this Agreement.

         (b) Each of Seller and ATS agrees that, in the event either party shall seek specific performance of this Agreement in accordance with the provisions of
Section 9.5, (i) any breach by it shall
be deemed to be detrimental to the other, (ii) it will not oppose any temporary restraining order or other form of injunctive relief sought by the other party, and (iii) in the case of the Seller, it will hold the proceeds of any sale or other disposition of all or any part of the Seller Assets or the Seller Business in constructive trust for the benefit of ATS.

         (c) In the event this Agreement is terminated pursuant to the provisions of Section 7.1(a), 7.1(b) or 7.1(e), except as provided in Section 7.2(a), neither of the parties shall have any further rights, obligations or remedies.


                                    ARTICLE 8

                                 INDEMNIFICATION
                                 ---------------

         8.1 Survival. The representations and warranties of the parties contained in or made pursuant to this Agreement or any Collateral Document shall survive the Closing and shall remain operative and in full force and effect for a period of (a) one (1) year after the Closing Date or (b) the applicable statute of limitations in the case of matters of a nature referred to in Sections 3.1, 3.7(a), 3.11, 3.18 and 4.1, regardless of any investigation or statement as to the results thereof made by or on behalf of any party hereto. The covenants and agreements of the parties contained in or made pursuant to this Agreement or any Collateral Document shall survive the Closing and shall remain operative and in full force and effect for one (1) year unless otherwise herein expressly provided to the contrary. The term "Indemnity Period" shall mean the applicable period with respect to which a representation, warranty, covenant or agreement survives the Closing as provided in this Section. No claim for indemnification, other than with respect to fraud or intentional or willful breach or misrepresentation, may be asserted after the expiration of the Indemnity Period. Notwithstanding anything herein to the contrary, any representation, warranty, covenant and agreement which arises and is the subject of a Claim which is asserted in writing prior to the expiration of the applicable Indemnity Period shall survive with respect to such Claim or any dispute with respect thereto until the final resolution thereof.

         8.2 Indemnification. Each of Seller and ATS (the "indemnifying party") agrees that on and after the Closing it shall indemnify and hold harmless the other (the "indemnified party") from and against any and all damages, claims, losses, expenses, costs, obligations and liabilities, including without limitation liabilities for all reasonable attorneys', accountants' and experts' fees and expenses including those incurred to enforce the terms of this Agreement or any Collateral Document executed by it (collectively, "Loss and Expense"), suffered, directly or indirectly, by the indemnified party by reason of, or arising out of:

                  (a) any material breach of representation or warranty made by the indemnifying party pursuant to this Agreement or any Collateral Document executed by it or any failure by the indemnifying party to perform or fulfill any of its respective covenants or agreements set forth in this Agreement or any Collateral Document executed by it; or

                  (b) in the case of Seller as the indemnifying party, the failure of Seller or any Seller Subsidiary to comply with Bulk Sales law of any applicable jurisdiction; or

                  (c) in the case of Seller as the indemnifying party, by reason of, or arising out of, (i) Seller Nonassumed Obligations and/or (ii) the ownership and operation of the Seller Assets and the Seller Business prior to the Closing Date; or

                  (d) in the case of ATS as the indemnifying party, by reason of, or arising out of, (i) Seller Assumed Obligations and/or (ii) the ownership and operation of the Seller Assets and the Seller Business from and after the Closing Date, except for Events arising prior to or existing on the Closing Date, unless they are part of the Seller Assumed Obligations, and/or (iii) Section 5.2(c) financial statements, except to the extent Seller is liable to ATS pursuant to the provisions of paragraph (a) of this Section.

         8.3      Limitation of Liability.
                  -----------------------

         (a) Notwithstanding the provisions of Section 8.2, after the Closing, except as otherwise provided in Section 8.6, each indemnified party's rights to indemnification shall be subject to the following limitations: (i) the indemnified party shall be entitled to recover its Loss and Expense in respect of any Claim only in the event that the aggregate Loss and Expense for all Claims exceeds, in the aggregate, $50,000, in which event the indemnified party shall be entitled to recover all such Loss and Expense (including without limitation such $50,000), and (ii) in no event shall the aggregate amount required to be paid by each indemnifying party pursuant to the provisions of this Article exceed the greater of (x) $1,000,000 or (y) the excess of (I) $2,500,000 over the (II) the amount paid by such indemnifying party pursuant to the provisions of Section 5.9, except for any Loss or Expense arising out of matters of a nature referred to in Sections 3.1 and 4.1 as to which the limitations set forth in this clause (ii) shall not apply.

         (b) In the case any event shall occur which would otherwise entitle either party to assert a claim for indemnification hereunder, no Loss and Expense shall be deemed to have been sustained by such party to the extent of any proceeds received by such party from any insurance policies with respect thereto.

         8.4 Notice of Claims. If an indemnified party believes that it has suffered or incurred any Loss and Expense, it shall notify the indemnifying party promptly in writing, and in any event within the applicable time period specified in Section 8.1, describing such Loss and Expense, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such Loss and Expense shall have occurred. If any Legal Action is instituted by a third party with respect to which an indemnified party intends to claim any liability or expense as Loss and Expense under this Article, such indemnified party shall promptly notify the indemnifying party of such Legal Action, but the failure to so notify the indemnifying party shall not relieve such indemnifying party of its obligations under this Article, except to the extent such failure to notify materially prejudices such indemnifying party's ability to defend against such Claim.

         8.5 Defense of Third Party Claims. The indemnifying party shall have the right to conduct and control, through counsel of their own choosing, reasonably acceptable to the indemnified party, any third party Legal Action or other Claim, but the indemnified party may, at its election, participate in the defense thereof at its sole cost and expense; provided, however, that if the indemnifying party shall fail to defend any such Legal Action or other Claim, then the indemnified party may defend, through counsel of its own choosing, such Legal Action or other Claim, and (so long as it gives the indemnifying party at least fifteen (15) days' notice of the terms of the proposed settlement thereof and permits the indemnifying party to then undertake the defense thereof) settle such Legal Action or other Claim and to recover the amount of such settlement or of any judgment and the reasonable costs and expenses of such defense. The indemnifying party shall not compromise or settle any such Legal Action or other Claim without the prior written consent of the indemnified party, which consent shall not unreasonably be withheld, delayed or conditioned if the terms and conditions of such compromise or settlement proposed by the indemnifying party and agreed to in writing by the claimant in such Legal Action or other Claim (the "Settlement Proposal") (a) include a full release of the indemnified party from the Legal Action or other Claim which is the subject of the Settlement Proposal, and (b) if the indemnified party is ATS, do not include any term or condition which would restrict in any material manner the continued ownership or operations of the Seller Assets or the conduct of the Seller Business in substantially the manner then being theretofore owned, operated and conducted by ATS.

         8.6 Exclusive Remedy. Except for fraud or willful or intentional misrepresentation or breach of warranty, covenant or agreement or as otherwise provided in Section 9.5, the indemnification provided in this Article shall be the sole and exclusive post-Closing remedy available to either party against the other party for any Claim under this Agreement.


                                    ARTICLE 9

                               GENERAL PROVISIONS
                               ------------------

         9.1 Amendment. This Agreement may be amended from time to time by the parties hereto at any time prior to the Closing Date but only by an instrument in writing signed by the parties hereto.

         9.2 Waiver. At any time prior to the Closing Date, except to the extent not permitted by Applicable Law, ATS or Seller may extend the time for the performance of any of the obligations or other acts of the other, subject, however, to the provisions with respect to the Termination Date, waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto, and waive compliance by the other with any of the agreements, covenants or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         9.3 Fees, Expenses and Other Payments. All costs and expenses incurred in connection with any transfer taxes, sales taxes, recording or documentary taxes, stamps or other charges levied by any Authority in connection with this Agreement and the consummation of the Transactions shall be borne equally by Seller and ATS. All costs of preliminary title reports for Real Property constituting a part of the Seller Assets shall be borne by Seller. All costs of title insurance and environmental studies shall be borne by ATS. All other costs and expenses incurred in connection with this Agreement and the consummation of the Transactions, including without limitation Hart-Scott-Rodino filing fees, fees and disbursements of counsel, financial advisors and accountants incurred by the parties hereto, shall be borne solely and entirely by the party which has incurred such costs and expenses.

         9.4 Notices. All notices and other communications which by any provision of this Agreement are required or permitted to be given shall be given in writing and shall be (a) mailed by first-class or express mail, or by recognized courier service, postage prepaid, (b) sent by telecopy or other form of rapid transmission, confirmed by mailing (by first class or express mail, or by recognized courier service, postage prepaid) written confirmation at substantially the same time as such rapid transmission, or (c) personally delivered to the receiving party (which if other than an individual shall be an officer or other responsible party of the receiving party). All such notices and communications shall be mailed, sent or delivered as follows:

     (a)      If to ATS:

              116 Huntington Avenue
              Boston, Massachusetts 02116
              Attention:   Joseph L. Winn, Chief Financial Officer
              Telecopier No.:  (617) 375-7575

              with a copy to:

              Sullivan & Worcester LLP
              One Post Office Square
              Boston, Massachusetts 02109
              Attention:  Norman A. Bikales, Esq.
              Telecopier No.:  (617) 338-2880

     (b)      If to Seller:

              200 Cresson Boulevard
              P.O. Box 989
              Oaks, Pennsylvania 19456-0989
              Attention: Samuel W. Morris, Jr., Vice President-General Counsel Telecopier No.: (616) 650-3061

              with a copy to:

              Saul, Ewing, Remick & Saul
              3800 Centre Square West
              Philadelphia, Pennsylvania  19102
              Attention: Thomas K. Pasch, Esq.
              Telecopier No.: (215) 972-7725

or to such other person(s), telex or facsimile number(s) or address(es) as the party to receive any such communication or notice may have designated by written notice to the other party.

         9.5 Specific Performance; Other Rights and Remedies. Each party recognizes and agrees that in the event the other party should refuse to perform any of its obligations under this Agreement or any Collateral Document, the remedy at law would be inadequate and agrees that for breach of such provisions, each party shall, in addition to such other remedies as may be available to it at law or in equity or as provided in Article 7, be entitled to injunctive relief and to enforce its rights by an action for specific performance to the extent permitted by Applicable Law. Each party hereby waives any requirement for security or the post ing of any bond or other surety in connection with any temporary or permanent award of injunctive, mandatory or other equitable relief. Nothing herein contained shall be construed as prohibiting each party from pursuing any other remedies available to it pursuant to the provisions of, and subject to the limitations contained in, this Agreement for such breach or threatened breach.

         9.6 Severability. If any term or provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative, illegal or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflicting of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, illegal or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, illegal or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, illegal or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case. Notwithstanding the foregoing, in the event of any such determination the effect of which is to affect materially and Adversely either party, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the Transactions are fulfilled and consummated to the maximum extent possible.

         9.7 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, binding upon all of the parties. In pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one of such counterparts.

         9.8 Section Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         9.9 Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by, and construed in accordance with, the applicable laws of the United States of America and the laws of the State of Delaware applicable to contracts made and performed in such State and, in any event, without giving effect to any choice or conflict of laws provision or rule that would cause the application of domestic substantive laws of any other jurisdiction.

         9.10 Further Acts. Each party agrees that at any time, and from time to time, before and after the consummation of the transactions contemplated by this Agreement, it will do all such things and execute and deliver all such Collateral Documents and other assurances, as any other party or its counsel reasonably deems necessary or desirable in order to carry out the terms and conditions of this Agreement and the transactions contemplated hereby or to facilitate the enjoyment of any of the rights created hereby or to be created hereunder.

         9.11 Entire Agreement. This Agreement (together with the Seller Disclosure Schedule and the other Collateral Documents delivered in connection herewith), constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, with respect to the subject matter hereof, including without limitation that certain letter of intent, dated May 16, 1997, between the parties.

         9.12 Assignment. This Agreement shall not be assignable by either party and any such assignment shall be null and void, except that it shall inure to the benefit of and by binding upon any successor to any party by operation of law, including by way of merger, consolidation or sale of all or substantially all of its assets, and ATS may assign its rights and remedies hereunder to any bank or other financial institution which has loaned funds or otherwise extended credit to it.

         9.13 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any

Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except as otherwise provided in Section 9.12.

         9.14 Mutual Drafting. This Agreement is the result of the joint efforts of Seller and ATS, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and there shall be no construction against either party based on any presumption of that party's involvement in the drafting thereof.

         9.15 Consent. Whenever this Agreement affords to a party the right to consent to any act or request of another, such party shall not unreasonably withhold, delay or condition such consent.

         IN WITNESS WHEREOF, ATS and Seller have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                      American Tower Systems, Inc.


                                      By:  /s/ James S. Eisenstein
                                         --------------------------------------
                                           Name: James S. Eisenstein
                                           Title:   Chief Operating Officer

                                      Suburban Cable TV Co. Inc.


                                      By:  /s/ Harry F. Brooks
                                         --------------------------------------
                                           Name: Harry F. Brooks
                                           Title:   Executive Vice President

                                                                    APPENDIX A

                                   DEFINITIONS

         As used in this Agreement, unless the context otherwise requires, the following capitalized terms (or any variant in the form thereof) have the following respective meanings. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa, and the reference to any gender shall be deemed to include all genders. Unless otherwise defined or the context otherwise clearly requires, terms for which meanings are provided herein shall have such meanings when used in the Seller Disclosure Schedule, and each Collateral Document executed or required to be executed pursuant hereto or thereto or otherwise delivered, from time to time, pursuant hereto or thereto. References to "hereof", "herein" or similar terms are intended to refer to the Agreement as a whole and not a particular Section, and references to "this Section" are intended to refer to the entire Section and not a particular subsection thereof. The term "either party" shall, unless the context otherwise requires, refer to Seller and ATS.

         Acceptance Notice shall have the meaning given to it in Section 2.2(c).

         Accounts Receivable shall mean (a) any and all rights to the payment of money or other forms of consideration of any kind at any time now or hereafter owing or to be owing to Seller attributable to the ownership or operation of the Seller Business (whether classified under the Uniform Commercial Code of any state as accounts, contract rights, chattel paper, general intangibles or otherwise), including without limitation accounts receivable, letters of credit and the right to receive payment thereunder, chattel paper, insurance proceeds, contract rights, notes, drafts, instruments, documents, acceptances, and all other debts, obligations and liabilities in whatever form now or hereafter owing from any other Person, all guarantees, security and Liens for the payment of any thereof, and all of Seller's rights to goods, now owned or hereafter acquired, sold (delivered, undelivered, in transit or returned) which may be represented thereby; and (b) all proceeds of any of the foregoing.

         Adverse, Adversely, when used alone or in conjunction with other terms (including without limitation "affect," "change" and "effect") shall mean any Event which is reasonably likely to (a) adversely affect the validity or enforceability of this Agreement or the likelihood of consummation of the Transactions, or (b) adversely affect the business, operations, management, properties or prospects, or the financial condition or results of operation of the Seller Business, or (c) impair Seller's ability to fulfill its obligations under the terms of this Agreement, or (d) adversely affect the aggregate rights and remedies of ATS under this Agreement. Notwithstanding the foregoing, and anything in this Agreement to the contrary notwithstanding, any Event generally affecting the economy or the tower communications business or the video business shall not be deemed to constitute such a change, affect or effect.

         Additional Title Matter shall have the meaning given to it in Section 5.7.

         Affiliate, Affiliated shall mean, with respect to any Person, (a) any other Person at the time directly or indirectly controlling, controlled by or under direct or indirect common control with such Person, (b) any other Person of which such Person at the time owns, or has the right to acquire, directly or indirectly, twenty percent (20%) or more of any class of the capital stock or beneficial interest, (c) any other Person which at the time owns, or has the right to acquire, directly or indirectly, twenty percent (20%) or more of any class of the capital stock or beneficial interest of such Person, (d) any executive officer or director of such Person, (e) with respect to any partnership, joint venture or similar Entity, any general partner thereof, and
(f) when used with respect to an individual, shall include any member of such individual's immediate family or a family trust; provided, however, that for purposes of this Agreement,

Tele-Communications, Inc. and its direct and indirect Subsidiaries shall not be treated as an Affiliate of Seller.

         Agreement shall mean this Agreement as originally in effect, including, unless the context otherwise specifically requires, this Appendix A, the Seller Disclosure Schedule and all exhibits hereto, and as any of the same may from time to time be supplemented, amended, modified or restated in the manner herein or therein provided.

         Applicable Law shall mean any Law of any Authority, whether domestic or foreign, including without limitation the FCA and Environmental Laws, to which a Person is subject or by which it or any of its business or operations is subject or any of its property or assets is bound.

         Approved Title Conditions shall mean any one or more of the following:
(a) Liens for real property taxes and assessments not then delinquent; (b) matters of title approved by ATS or deemed approved in accordance with the provisions of Section 5.7; and (c) matters of title created following the date of this Agreement by or with the written consent of ATS.

         Assets shall mean the business and the tangible and intangible assets used in connection with the conduct of the Seller Business, which business and assets are being exchanged, transferred or otherwise conveyed hereunder, including without including without limitation the following:

                  (a) the Personal Property;

                  (b) the Real Property;

                  (c) the Governmental Authorizations;

                  (d) the Private Authorizations;

                  (e) the Contracts (other than the Seller Nonassumed Obligations);

                  (f) all Intellectual Property and other proprietary information, which relate to the Seller Business, including without limitation, technical information and data, machinery and equipment warranties, maps, computer discs and tapes, plans, diagrams, blueprints and schematics, including filings with all Authorities which relate to the Seller Business;

                  (g) all claims, choses in action and rights under warranties relating to the Seller Business or any of the Seller Assets;

                  (h) all books and records relating to the ownership or operation of the Seller Assets or the conduct of the Seller Business, including executed copies of Leases, Material Agreements and other written Contracts, and all records required by Applicable Law to be kept, subject to the right of the conveying party to have such books and records made available to it for such time as may be reasonably required in connection with audits, defense or prosecution of lawsuits, or other legitimate business purposes. The records described herein shall not include corporate seals, certificates of incorporation, minute books, stock books, tax returns or other records having to do with the corporate organization of Seller; and

                  (i) any and all products, profits and proceeds of, and including without limitation any Claims with respect to, any of the foregoing;

provided, however, that notwithstanding the foregoing, the term Assets shall not include any of the Excluded Assets.

         ATS shall have the meaning given to it in the Preamble.

         ATS' Environmental Notice shall have the meaning given to it in Section 5.8.

         ATS' Noncompetition Agreements shall have the meaning given to it in
Section 6.2(j).

         ATS' Title Notice shall have the meaning given to it in Section 5.7.

         Authority shall mean any governmental or quasi-governmental authority, whether administrative, executive, judicial, legislative or other, or any combination thereof, including without limitation any federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, arbitrator, authority, board, body, branch, bureau, central bank or comparable agency or Entity, commission, corporation, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other Entity of any of the foregoing, whether domestic or foreign., including without limitation the FCC.

         Benefit Arrangement shall mean any material benefit arrangement that is not a Plan, including (a) any employment or consulting agreement (b) any arrangement providing for insurance coverage or workers' compensation benefits,
(c) any incentive bonus or deferred bonus arrangement, (d) any arrangement providing termination allowance, severance or similar benefits, (e) any equity compensation plan, (f) any deferred compensation plan, and (g) any compensation policy and practice, but only to the extent that it covers or relates to any officer, employee or other Person involved in the ownership and operation of the Assets or the conduct of the business of the Seller Business.

         CEA shall have the meaning given to it in Section 3.12.

         Claims shall mean any and all debts, liabilities, obligations, losses, damages, deficiencies, assessments and penalties, together with all Legal Actions, pending or threatened, claims and judgments of whatever kind and nature relating thereto, and all fees, costs, expenses and disbursements (including without limitation reasonable attorneys' and other legal fees, costs and expenses) relating to any of the foregoing.

         Closing shall have the meaning given to it in Section 2.3.

         Closing Date shall have the meaning given to it in Section 2.3.

         COBRA shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA.

         Code shall mean the Internal Revenue Code of 1986, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Collateral Documents shall mean the Collateral Real Estate Documents, the ATS Noncompetition Agreements, the Nonassignable Contracts Agreement, warranty deeds, bills of sale, assignments of intangibles, assumption agreements with respect to the Seller Assumed Obligations, other instruments of conveyance and assignment sufficient to vest in ATS title to all of the other Seller Assets and the Seller Business, and any other agreement, certificate, contract, instrument, notice, opinion or other document delivered pursuant to the provisions of this Agreement or any Collateral Document.

         Collateral Real Estate Documents shall have the meaning given to it in
Section 6.2(m).

         Collection Period shall have the meaning given to it in Section 2.4.

         Contract, Contractual Obligation shall mean any agreement, arrangement, commitment, contract, covenant, indemnity, undertaking or other obligation or liability which involves the ownership or operation of the Seller Assets or the conduct of the Seller Business.

         Control (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, or the disposition of such Person's assets or properties, whether through the ownership of stock, equity or other ownership, by contract, arrangement or understanding, or as trustee or executor, by contract or credit arrangement or otherwise.

         Disapproved Cost Amount shall have the meaning given to it in Section 5.9.

         Disapproved Environment Sites shall have the meaning given to it in
Section 5.8.

         Disapproved Sites shall have the meaning given to it in Section 5.7.

         Disapproved Title Sites shall have the meaning given to it in Section 5.7.

         Employment Arrangement shall mean, with respect to Seller, any employment, consulting, retainer, severance or similar contract, agreement, plan, arrangement or policy (exclusive of any which is terminable within thirty
(30) days without liability, penalty or payment of any kind by Seller or any Affiliate), or providing for severance, termination payments, insurance coverage (including any self-insured arrangements), workers compensation, disability benefits, life, health, medical, dental or hospitalization benefits, supplemental unemployment benefits, vacation or sick leave benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock purchase or appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or post-retirement insurance, compensation or benefits, or any collective bargaining or other labor agreement, whether or not any of the foregoing is subject to the provisions of ERISA, but only to the extent that it covers or relates to any officer, employee or other Person involved in the ownership or operation of the Seller Assets or the conduct of the Seller Business.

         Encumber shall mean to suffer, accept, agree to or permit the imposition of a Lien.

         Entity shall mean any corporation, firm, unincorporated organization, association, partnership, limited liability company, trust (inter vivos or testamentary), business trust, joint stock company, joint venture or other organization, entity or business, whether acting in an individual, fiduciary or other capacity, or any Authority.

         Environmental Company shall have the meaning given to it in Section
5.8.

         Environmental Law shall mean any Law relating to or otherwise imposing liability or standards of conduct concerning pollution or protection of the environment, including without limitation Laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials or other chemicals or industrial pollutants, substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, mining or reclamation or mined land, land surface or subsurface strata) or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances, materials or wastes. Environmental Laws shall include without limitation the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 6901 et seq.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), the Federal Insecticide Fungicide and Rodenticide Act (7 U.S.C. Section 136 et seq.), and the Surface Mining Control and Reclamation Act of 1977 (30 U.S.C. Section 1201 et seq.), and any analogous federal, state, local or foreign, Laws, and the rules and regulations promulgated thereunder all as from time to time in effect, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Environmental Permit shall mean any Governmental Authorization required by or pursuant to any Environmental Law.

         Environmental Reports shall have the meaning given to it in Section
5.8.

         ERISA shall mean the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         ERISA Affiliate shall mean any Person that is treated as a single employer with Seller under Sections 414(b), (c), (m) or (o) of the Code or
Section 4001(b)(1) of ERISA.

         Event shall mean the existence or occurrence of any act, action, activity, circumstance, condition, event, fact, failure to act, omission, incident or practice, or any set or combination of any of the foregoing.

         Exchange Act shall mean the Securities Exchange Act of 1934, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Excluded Assets shall have the meaning given to it in Section 2.1.

         FCA shall mean the Communication Act of 1934, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         FCC shall mean the Federal Communications Commission and shall include any successor Authority.

         Final Order shall mean, with respect to any Authority, including without limitation the FCC, one with respect to which no appeal, no stay, no petition or application for rehearing, reconsideration, review or stay, whether on motion of the applicable Authority or other Person or otherwise, and no other Legal Action contesting such consent or approval, is in effect or pending and as to which the time or deadline for filing any such appeal, petition or application or other Legal Action has expired or, if filed, has been denied, dismissed or withdrawn, and the time or deadline for instituting any further Legal Action has expired.

         GAAP shall mean means, except to the extent that a deviation therefrom is expressly required by this Agreement, such principles applied on a consistent basis, (i) as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants ("AICPA") and/or in statements of the Financial Accounting Standards Board that are applicable in the circumstances as of the date in question, (ii) when not inconsistent with such opinions and statements, as set forth in other AICPA publications and guidelines and/or (iii) that otherwise arise by custom for the particular industry, all as the same shall exist on the date of this Agreement.

         Governmental Authorizations shall mean all approvals, concessions, consents, franchises, licenses, permits, plans, registrations and other authorizations of all Authorities, including without limitation the Federal Aviation Administration, in connection with the ownership or operation of the Seller Assets or the conduct of the Seller Business.

         Governmental Filings shall mean all filings, including franchise and similar Tax filings, and the payment of all fees, assessments, interest and penalties associated with such filings, with all Authorities.

         Hart-Scott-Rodino Act shall mean the Hart-Scott-Rodino Improvement Act of 1976, as from time to time in effect, or any successor law, and any reference to any statutory provision shall be deemed to be a reference to any successor statutory provision.

         Hazardous Materials shall mean and include any substance, material, waste, constituent, compound, chemical, natural or man-made element or force (in whatever state of matter): (a) the presence of which requires investigation or remediation under any Environmental Law, or (b) that is defined as a "hazardous waste" or "hazardous substance" under any Environmental Law; or (c) that is toxic, explosive, corrosive, etiologic, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated by any applicable Authority or subject to any Environmental Law.

         Indebtedness shall mean, with respect to any Person, (a) all items, except items of capital stock or of surplus or of general contingency or deferred tax reserves or any minority interest in any Subsidiary of such Person to the extent such interest is treated as a liability with indeterminate term on the consolidated balance sheet of such Person, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person, (b) all obligations secured by any Lien to which any property or asset owned or held by such Person is subject, whether or not the obligation secured thereby shall have been assumed, and (c) to the extent not otherwise included, all Contractual Obligations of such Person constituting capitalized leases and all obligations of such Person with respect to Leases constituting part of a sale and leaseback arrangement.

         Indebtedness for Money Borrowed shall mean, with respect to Seller, money borrowed and Indebtedness represented by notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments, the maximum amount currently or at any time thereafter available to be drawn under all outstanding letters of credit issued for the account of such Person, all Indebtedness upon which interest charges are customarily paid by such Person, and all Indebtedness (including capitalized lease obligations) issued or assumed as full or partial payment for property or services, whether or not any such notes, drafts, obligations or Indebtedness represent Indebtedness for money borrowed, but shall not include (a) trade payables, (b) expenses accrued in the ordinary course of business, (c) customer advance payments and customer deposits received in the ordinary course of business, or (d) conditional sales agreements not prohibited by the terms of this Agreement.

         Insured Real Property shall have the meaning given to it in Section
5.7.

         Intangible Assets shall mean all assets and property lacking physical properties the evidence of ownership of which must customarily be maintained by independent registration, documentation, certification, recordation or other means, and shall include, without limitation, concessions, copyrights, franchises, license, patents, permits, service marks, trademarks, trade names, and applications with respect to any of the foregoing, technology and know-how.

         Intellectual Property shall mean any and all research, information, inventions, designs, procedures, developments, discoveries, improvements, patents and applications therefor, trademarks and applications therefor, service marks, trade names (including without limitation MicroNet and all variations thereof), copyrights and applications therefor, logos, trade secrets, drawing, plans, systems, methods, specifications, computer software programs, tapes, discs and related data processing software (including without limitation object and source codes) owned by such Person or in which it has an ownership interest and all other manufacturing, engineering, technical, research and development data and know-how made, conceived, developed and/or acquired by such Person, which relate to the manufacture, production or processing of any products developed or sold by such Person or which are within the scope of or usable in connection with such Person's business as it may, from time to time, hereafter be conducted or proposed to be conducted.

         Law shall mean any (a) administrative, judicial, legislative or other action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, or writ of any Authority, domestic or foreign; (b) the common law, or other legal or quasi-legal precedent; or (c) arbitrator's, mediator's or referee's award, decision, finding or recommendation; including, in each such case or instance, any interpretation, directive, guideline or request, whether or not having the force of law including, in all cases, without limitation any particular section, part or provision thereof.

         Lease shall mean any lease of property, whether real, personal or mixed, and all amendments thereto.

         Legal Action shall mean, with respect to any Person, any and all litigation or legal or other actions, arbitrations, counterclaims, investigations, proceedings or suits, at law or in arbitration, equity or admiralty, whether or not purported to be brought on behalf of such Person, affecting such Person or any of such Person's business, property or assets.

         Lien shall mean any of the following: mortgage; lien (statutory or other); or other security agreement, arrangement or interest; hypothecation, pledge or other deposit arrangement; assignment; charge; levy; executory seizure; attachment; garnishment; encumbrance (including any easement, exception, reservation or limitation, right of way, and the like); conditional sale, title retention or other similar agreement, arrangement, device or restriction; preemptive or similar right; any financing lease involving substantially the same economic effect as any of the foregoing; the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction; restriction on sale, transfer, assignment, disposition or other alienation; or any option, equity, claim or right of or obligation to, any other Person, of whatever kind and character.

         Loss and Expense shall have the meaning given to it in Section 8.2.

         Material Agreement shall mean, with respect to Seller, any Contractual Obligation which (a) was not entered into in the ordinary course of business,
(b) was entered into in the ordinary course of business which (i) involved the purchase, sale or lease of goods or materials, or purchase of services, aggregating more than $50,000 during the last fiscal year, (ii) extends for more than three (3) months, or (iii) is not terminable on thirty (30) days or less notice without penalty or other payment, (c) involves a capitalized lease obligation (d) is or otherwise constitutes a written agency, broker, dealer, license, distributorship, sales representative or similar written agreement, (e) accounted for more than three percent (3%) of the revenues of the Seller Business in the last year or is likely to account for more than three percent (3%) of revenues of the Seller Business during the current fiscal year, (f) is with the United States Forest Service or any other Authority, or (g) involves the management by Seller of any communication tower of any other Person.

         Maximum Disapproved Cost Amount shall have the meaning given to it in
Section 5.9.

         Maximum Site Disapproved Cost Amount shall have the meaning given to it in Section 5.9.

         MicroNet L.P. shall mean MicroNet Delmarva Associates, L.P., a Delaware limited partnership.

         Multiemployer Plan shall mean a Plan which is a "multiemployer plan" within the meaning of Section 4001(a)3 of ERISA.

         Nonassignable Contracts shall have the meaning given to it in Section 2.2(c).

         Nonassignable Contracts Agreement shall have the meaning given to it in
Section 2.2(c).

         Organic Document shall mean, with respect to a Person which is a corporation, its charter, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its capital stock and, with respect to a Person which is a partnership, its agreement and certificate of partnership, any agreements among partners, and any management and similar agreements between the partnership and any general partners (or any Affiliate thereof).

         PBGC shall mean the Pension Benefit Guaranty Corporation and any Entity succeeding to any or all of its functions under ERISA.

         Permitted Liens shall mean (a) Liens for current taxes not yet due and payable, (b) such imperfections of title, easements, encumbrances and mortgages or other Liens, if any, as are not, individually or in the aggregate, substantial in character, amount or extent and do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby, or otherwise materially impair the conduct of the Seller Business, and (c) such other Liens as are permitted by the provisions of this Agreement to be in place on the Closing Date.

         Person shall mean any natural individual or any Entity.

         Personal Property shall mean all of the machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, inventory, spare parts and other tangible personal property which are owned or leased by Seller or any Seller Subsidiary and used as of the date hereof in the conduct of the Seller Business, plus such additions thereto and deletions therefrom arising in the ordinary course of business between the date hereof and the Closing Date.

         Plan shall mean, with respect to any Person and at a particular time, any employee benefit plan which is covered by ERISA and in respect of which such Person or an ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA, but only to the extent that it covers or relates to any officer, employee or other Person involved in the ownership and operation of the Assets or the conduct of the business of the Seller Business.

         Prepaid Expense shall mean any item which in accordance with GAAP would be treated as an expense and which has been paid by Seller prior to the Closing and relates to a period subsequent to the Closing.

         Prepaid Revenue shall mean any item which in accordance with GAAP would be treated as revenue and which has been received by Seller prior to the Closing and relates to a period subsequent to the Closing.

         Private Authorizations shall mean all approvals, concessions, consents, franchises, licenses, permits, and other authorizations of all Persons (other than Authorities) including without limitation those with respect to Intellectual Property relating to the ownership or operation of the Seller Assets or the conduct of the Seller Business.

         Pro Ratable Taxes shall mean real estate and other property Taxes, ad valorem Taxes, gross receipts Taxes and similar Taxes, but shall not include federal, state or local income Taxes, franchise Taxes or other Taxes measured by or based upon income or gain on sale or other disposition of property or assets.

         Purchase Price shall have the meaning given to it in Section 2.3.

         Real Property shall mean all of the fee estates and buildings and other fixtures and improvements thereon, leasehold interest, easements, licenses, rights to access, right-of- way, and other real property interest which are owned or used by Seller or any Seller Subsidiary as of the date hereof in the conduct of the Seller Business, plus such additions thereto and deletions therefrom arising in the ordinary course of business between the date hereof and the Closing Date.

         Regulations shall mean the federal income tax regulations promulgated under the Code, as such Regulations may be amended from time to time. All references herein to specific sections of the Regulations shall be deemed also to refer to any corresponding provisions of succeeding Regulations, and all references to temporary Regulations shall be deemed also to refer to any corresponding provisions of final Regulations.

         Representatives shall have the meaning given to it in Section 5.1(a).

         Securities Act shall mean the Securities Act of 1933, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Seller shall have the meaning given to it in the Preamble.

         Seller Accounts Receivable shall have the meaning given to it in
Section 2.4.

         Seller Assets shall have the meaning given to it in Section 2.1.

         Seller Assumable Agreements shall mean all obligations and liabilities of Seller under all Leases, Material Agreements, Governmental Authorizations, Private Authorizations and other Contractual Obligations not required to be listed on Section 3.15 of the Seller Disclosure Schedule entered into in the ordinary course of business and relating to the ownership or operation of any of the Seller Assets or the conduct of the Seller Business.

         Seller Assumed Liabilities shall have the meaning given to it in
Section 2.2(b).

         Seller Business shall have the meaning given them in the first Whereas paragraph.

         Seller Disclosure Schedule shall mean the Seller Disclosure Schedule dated as of the date of this Agreement delivered by Seller to ATS.

         Seller Employees shall have the meaning given it in the Section 3.14.

         Seller Financial Statements shall have the meaning given to it in
Section 3.2(b).

         Seller Nonassumed Obligations shall have the meaning given to it in
Section 2.2(b).

         Seller Subsidiaries shall mean, collectively, Lenfest Atlantic, Inc., a New Jersey corporation, MicroNet, Inc., a Delaware corporation, MicroNet Diversified Investments, Inc., a Delaware corporation, MicroNet Delmarva, Inc., a Delaware corporation, MicroNet, L.P, a Delaware limited partnership, and Lenfest New Castle County, a Delaware general partnership.

         Seller's Environmental Notice shall have the meaning given to it in
Section 5.8.

         Seller's knowledge means the actual knowledge of any Seller officer or senior manager, as such knowledge exists on the date of this Agreement and no later date, after reasonable review of appropriate Seller records.

         Seller's Title Notice shall have the meaning given to it in Section
5.7.

         Settlement Proposal shall have the meaning given to it in Section 8.5.

         Subsidiary shall mean, with respect to a Person, any Entity a majority of the capital stock ordinarily entitled to vote for the election of directors of which, or if no such voting stock is outstanding, a majority of the equity interests of which, is owned directly or indirectly, legally or beneficially, by such Person or any other Person Controlled by such Person.

         Tax (and "Taxable", which shall mean subject to Tax), shall mean, with respect to any Person, (a) all taxes (domestic or foreign), including without limitation any income (net, gross or other including recapture of any tax items such as investment tax credits), alternative or add-on minimum tax, gross income, gross receipts, gains, sales, use, leasing, lease, user, ad valorem, transfer, recording, franchise, profits, property (real or personal, tangible or intangible), fuel, license, withholding on amounts paid to or by such Person, payroll, employment, unemployment, social security, excise, severance, stamp, occupation, premium, environmental or windfall profit tax, custom, duty or other tax, or other like assessment or charge of any kind whatsoever, together with any interest, levies, assessments, charges, penalties, addition to tax or additional amount imposed by any Taxing Authority, (b) any joint or several liability of such Person with any other Person for the payment of any amounts of the type described in (a), and (c) any liability of such Person for the payment of any amounts of the type described in (a) as a result of any express or implied obligation to indemnify any other Person.

         Tax Allocation Schedule shall have the meaning given to it in Section 2.3.

         Tax Claim shall mean any Claim which relates to Taxes, including without limitation the representations and warranties set forth in Section 3.11.

         Tax Return or Returns shall mean all returns, consolidated or otherwise (including without limitation information returns), required to be filed with any Authority with respect to Taxes.

         Taxing Authority shall mean any Authority responsible for the imposition of any Tax.

         Title Company shall have the meaning given to it in Section 5.7.

         Title Reports shall have the meaning given to it in Section 5.7.

         Termination Date shall have the meaning given to it in Section 7.1.

         Transactions shall mean the transactions contemplated to be consummated on or prior to the Closing Date, including without limitation the purchase and sale of the Seller Assets and the Seller Business and the execution, delivery and performance of the Collateral Documents.